                                                                   Exhibit 10.27

                                  $500,000,000
                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           DATED AS OF APRIL 26, 2002

                                      AMONG

                          ISLE OF CAPRI CASINOS, INC.,
                                  as Borrower,

                           THE LENDERS LISTED HEREIN,
                                   as Lenders,

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                   as Administrative Agent and Issuing Lender,

              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
                    and DEUTSCHE BANK TRUST COMPANY AMERICAS,
                            as Co-Syndication Agents,

                                       and

                       CREDIT LYONNAIS LOS ANGELES BRANCH,
                           WELLS FARGO BANK, N.A. and
                     THE CIT GROUP/EQUIPMENT FINANCING, INC.

                           as Co-Documentation Agents

                                  ARRANGED BY:

                            CIBC WORLD MARKETS CORP.

                                TABLE OF CONTENTS

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
Section 1.   DEFINITIONS..........................................................................    2

       1.1   Certain Defined Terms................................................................    2

       1.2   Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement...   34

       1.3   Other Definitional Provisions and Rules of Construction..............................   34

Section 2.   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS...........................................   35

       2.1   Commitments; Making of Loans; the Register; Notes....................................   35

       2.2   Interest on the Loans................................................................   41

       2.3   Fees.................................................................................   45

       2.4   Repayments, Prepayments and Reductions in Loans and Revolving Loan Commitments;
             General Provisions Regarding Payments; Application of Proceeds of Collateral
             and Payments Under Subsidiary Guaranty...............................................   46

       2.5   Use of Proceeds......................................................................   53

       2.6   Special Provisions Governing LIBOR Loans.............................................   53

       2.7   Increased Costs; Taxes; Capital Adequacy.............................................   56

       2.8   Obligation of Lenders and Issuing Lenders to Mitigate; Replacement of Lender.........   60

Section 3.   LETTERS OF CREDIT....................................................................   62

       3.1   Issuance of Letters of Credit and Lenders' Purchase of Participations Therein........   62

       3.2   Letter of Credit Fees................................................................   64

       3.3   Drawings and Reimbursement of Amounts Paid Under Letters of Credit...................   65

       3.4   Obligations Absolute.................................................................   67

       3.5   Indemnification; Nature of Issuing Lenders' Duties...................................   68

       3.6   Increased Costs and Taxes Relating to Letters of Credit..............................   69

Section 4.   CONDITIONS TO LOANS AND LETTERS OF CREDIT............................................   71

       4.1   Conditions to Term Loans and Revolving Loans.........................................   71

       4.2   Conditions to All Loans..............................................................   78

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                                TABLE OF CONTENTS
                                   (continued)

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      4.3    Conditions to Letters of Credit......................................................   78

Section 5.   BORROWER'S REPRESENTATIONS AND WARRANTIES............................................   79

      5.1    Organization, Powers, Qualification, Good Standing, Businessand Subsidiaries.........   79

      5.2    Authorization of Borrowing, etc......................................................   80

      5.3    Financial Condition..................................................................   82

      5.4    No Material Adverse Change; No Restricted Junior Payments............................   82

      5.5    Title to Properties; Liens; Real Property............................................   82

      5.6    Litigation; Adverse Facts............................................................   83

      5.7    Payment of Taxes.....................................................................   84

      5.8    Performance of Agreements; Materially Adverse Agreements; Material Contracts.........   84

      5.9    Governmental Regulation..............................................................   84

      5.10   Securities Activities................................................................   85

      5.11   Employee Benefit Plans...............................................................   85

      5.12   Certain Fees.........................................................................   85

      5.13   Environmental Protection.............................................................   86

      5.14   Employee Matters.....................................................................   87

      5.15   Solvency.............................................................................   87

      5.16   Matters Relating to Collateral.......................................................   87

      5.17   Disclosure...........................................................................   88

      5.18   Mortgage Taxes.......................................................................   89

Section 6.   BORROWER'S AFFIRMATIVE COVENANTS.....................................................   89

      6.1    Financial Statements and Other Reports...............................................   89

      6.2    Corporate Existence, etc.............................................................   95

      6.3    Payment of Taxes and Claims; Tax Consolidation.......................................   95

      6.4    Maintenance of Properties; Insurance.................................................   96

      6.5    Inspection Rights....................................................................   98

                                       -ii-

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                                TABLE OF CONTENTS
                                   (continued)

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
      6.6    Compliance with Laws, etc.; Maintenance of Gaming and Liquor Licenses................   98

      6.7    Environmental Review and Investigation, Disclosure, Etc.; Borrower's Actions
             Regarding Hazardous Materials Activities, Environmental Claims and Violations
             of Environmental Laws................................................................   98

      6.8    Execution of Subsidiary Guaranty and Personal Property Collateral Documents
             by Certain Subsidiaries and Future Subsidiaries......................................  101

      6.9    Conforming Leasehold Interests; Matters Relating to Additional Real Property
             Collateral; Additional Ship Mortgages....... ........................................  102

      6.10   Deposit Accounts and Cash Management Systems.........................................  103

      6.11   Post-Closing Landlord Consent and Estoppels..........................................  103

Section 7.   BORROWER'S NEGATIVE COVENANTS........................................................  103

      7.1    Indebtedness.........................................................................  104

      7.2    Liens and Related Matters............................................................  105

      7.3    Investments..........................................................................  106

      7.4    Contingent Obligations...............................................................  107

      7.5    Restricted Junior Payments...........................................................  108

      7.6    Financial Covenants..................................................................  109

      7.7    Restriction on Fundamental Changes; Asset Sales and Permitted Acquisitions...........  110

      7.8    Consolidated Capital Expenditures....................................................  112

      7.9    Restriction on Leases................................................................  113

      7.10   Sales and Lease-Backs................................................................  113

      7.11   Sale or Discount of Receivables......................................................  113

      7.12   Transactions with Shareholders and Affiliates........................................  114

      7.13   Disposal of Subsidiary Stock.........................................................  114

      7.14   Conduct of Business..................................................................  114

      7.15   Amendments of Documents Relating to Subordinated Indebtedness; Designation of
             "Designated Senior Indebtedness".....................................................  114

      7.16   Fiscal Year..........................................................................  115

                                       -iii-

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                                TABLE OF CONTENTS
                                   (continued)

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
Section 8.   EVENTS OF DEFAULT....................................................................  115

      8.1    Failure to Make Payments When Due....................................................  115

      8.2    Default in Other Agreements..........................................................  115

      8.3    Breach of Certain Covenants..........................................................  116

      8.4    Breach of Warranty...................................................................  116

      8.5    Other Defaults Under Loan Documents..................................................  116

      8.6    Involuntary Bankruptcy; Appointment of Receiver, etc.................................  116

      8.7    Voluntary Bankruptcy; Appointment of Receiver, etc...................................  116

      8.8    Judgments and Attachments............................................................  117

      8.9    Dissolution..........................................................................  117

      8.10   Employee Benefit Plans...............................................................  117

      8.11   Change of Control....................................................................  117

      8.12   Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of Obligations...  117

      8.13   Loss of Gaming Licenses..............................................................  118

Section 9.   ADMINISTRATIVE AGENT.................................................................  119

      9.1    Appointment..........................................................................  119

      9.2    Powers and Duties; General Immunity..................................................  120

      9.3    Representations and Warranties; No Responsibility For Appraisal of Creditworthiness..  122

      9.4    Right to Indemnity...................................................................  122

      9.5    Successor Administrative Agent.......................................................  122

      9.6    Collateral Documents and Guaranties..................................................  123

      9.7    Co-Syndication Agent and Co-Documentation Agent......................................  123

      9.8    Administrative Agent May File Proofs of Claim........................................  124

Section 10.  MISCELLANEOUS........................................................................  124

     10.1    Assignments and Participations in Loans and Letters of Credit........................  124

     10.2    Expenses.............................................................................  128

     10.3    Indemnity............................................................................  129

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                                TABLE OF CONTENTS
                                   (continued)

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     10.4    Set-Off; Security Interest in Deposit Accounts.......................................  130

     10.5    Ratable Sharing......................................................................  130

     10.6    Amendments and Waivers...............................................................  131

     10.7    Independence of Covenants............................................................  132

     10.8    Notices; Effectiveness of Signatures.................................................  132

     10.9    Survival of Representations, Warranties and Agreements...............................  133

     10.10   Failure or Indulgence Not Waiver; Remedies Cumulative................................  133

     10.11   Marshalling; Payments Set Aside......................................................  134

     10.12   Severability.........................................................................  134

     10.13   Obligations Several; Independent Nature of Lenders' Rights...........................  134

     10.14   Headings.............................................................................  134

     10.15   Applicable Law.......................................................................  134

     10.16   Successors and Assigns...............................................................  135

     10.17   Consent to Jurisdiction and Service of Process.......................................  135

     10.18   Waiver of Jury Trial.................................................................  136

     10.19   Confidentiality......................................................................  136

     10.20   Lead Arranger, Co-Documentation Agent, and Co-Syndication Agent......................  137

     10.21   Counterparts; Effectiveness..........................................................  137

     10.22   Gaming Laws..........................................................................  138

                                    EXHIBITS

I        FORM OF NOTICE OF BORROWING

II       FORM OF NOTICE OF CONVERSION/CONTINUATION

III      FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT

IV       FORM OF TERM NOTE

V        FORM OF REVOLVING NOTE

VI       INTENTIONALLY DELETED

VII      FORM OF COMPLIANCE CERTIFICATE

VIII     FORM OF OPINION OF COUNSEL TO LOAN PARTIES

IX       FORM OF OPINION OF O'MELVENY & MYERS LLP

X        FORM OF ASSIGNMENT AGREEMENT

XI       FORM OF SOLVENCY CERTIFICATE

XII      FORM OF SUBSIDIARY GUARANTY

XIII     FORM OF SECURITY AGREEMENT

XIV      FORM OF MORTGAGE

XV       FORM OF ACKNOWLEDGEMENT AND CONSENT

XVI      FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT

XVII-A   FORM OF INSTRUMENT OF JOINDER

XVII-B   FORM OF NOTICE TO LENDERS

XVII-C   FORM OF OFFICER'S CERTIFICATE

XVIII    FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT

XIX      FORM OF CERTIFICATE RE NON-DOMESTIC BANK STATUS

                                    SCHEDULES

1.1(a)   EXCLUDED LEASES

4.1F     REFINANCED INDEBTEDNESS

4.1H     EFFECTIVE DATE MORTGAGED PROPERTIES

4.1J     SHIP MORTGAGES

5.1      CORPORATE AND CAPITAL STRUCTURE, MANAGEMENT, AND
         RESTRICTED AND UNRESTRICTED SUBSIDIARIES OF BORROWER

5.2C     GOVERNMENTAL CONSENTS

5.5      REAL PROPERTY

5.8      MATERIAL CONTRACTS

5.11     CERTAIN EMPLOYEE BENEFIT PLANS

5.14     COLLECTIVE BARGAINING AGREEMENTS

6.10     DEPOSIT ACCOUNTS

7.1      CERTAIN EXISTING INDEBTEDNESS AND CAPITAL LEASES

7.2      CERTAIN EXISTING LIENS

7.3      CERTAIN EXISTING INVESTMENTS

7.4      CERTAIN EXISTING CONTINGENT OBLIGATIONS

                           ISLE OF CAPRI CASINOS, INC.

                                  $500,000,000
                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

          This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of April 26, 2002 and entered into by and among ISLE OF CAPRI CASINOS, INC., a Delaware corporation (the "Borrower"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as agent for the Lenders (in such capacity, the "Administrative Agent") and as an issuing lender with respect to Letters of Credit (in such capacity, the "Issuing Lender"), DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as co-syndication agent, DEUTSCHE BANK TRUST COMPANY AMERICAS, as co-syndication agent (in such capacities, the "Co-Syndication Agents"), CREDIT LYONNAIS LOS ANGELES BRANCH, as co-documentation agent, WELLS FARGO BANK, N.A., as co-documentation agent and THE CIT GROUP/EQUIPMENT FINANCING, INC., as co-documentation agent (in such capacities, the "Co-Documentation Agents"), and CIBC WORLD MARKETS CORP., as lead arranger (in such capacity, the "Lead Arranger").

                                 R E C I T A L S
                                 - - - - - - - -

          WHEREAS, Borrower, Administrative Agent and certain lenders are party to the Existing Credit Agreement (capitalized terms used herein without definition are defined in subsection 1.1 of this Agreement);

          WHEREAS, Borrower desires to refinance substantially all of Borrower's existing indebtedness under the Existing Credit Agreement through the credit facilities contemplated hereby and the Net Debt Proceeds from the issuance of certain Subordinated Notes under the New Subordinated Note Indenture (the "Refinancing");

          WHEREAS, Borrower, lenders under the Existing Credit Agreement, and Lenders desire to amend and restate the Existing Credit Agreement in its entirety to (i) terminate all commitments of lenders under the Existing Credit Agreement to make loans, (ii) provide for new credit facilities to Borrower, and
(iii) make certain other amendments to the terms and provisions of the Existing Credit Agreement, all on the terms and conditions set forth in this Agreement;

          WHEREAS, Borrower intends to use all of the proceeds of the credit facilities extended under this Agreement on the Effective Date to fund the Refinancing and pay the Transaction Costs;

          WHEREAS, Borrower has agreed to continue to secure its Obligations hereunder and under the other Loan Documents and all of Borrower's Restricted Subsidiaries have agreed to continue to guarantee the Obligations of Borrower hereunder and under the other Loan Documents and to continue to secure such guarantees; and

          WHEREAS, it is the intent of the parties that this Agreement shall not cause a novation of any of the indebtedness or obligations of Borrower under the Existing Credit Agreement or other loan documents executed in connection therewith (collectively, the "Existing Loan Documents"), nor shall it extinguish, discharge, terminate or impair Borrower's indebtedness or obligations or Administrative Agent's or any Lender's rights or remedies under the Existing Credit Agreement and the other Existing Loan Documents; provided, however, all such indebtedness, obligations, rights and remedies shall be on the terms and conditions of, and as set forth in, this Agreement, the Notes and the other Loan Documents. In addition, this Agreement shall not release, limit or impair in any way the priority of any security interests and liens held by Administrative Agent for the benefit of the Lenders against any assets of Borrower or the Restricted Subsidiaries arising under the Existing Credit Agreement or the other Existing Loan Documents.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Administrative Agent agree that the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 1. DEFINITIONS

1.1 Certain Defined Terms.
    ---------------------

          The following terms used in this Agreement shall have the following meanings:

          "Acknowledgement and Consent" means the Acknowledgement and Consent Agreement delivered by the Subsidiary Guarantors on the Effective Date, substantially in the form of Exhibit XV annexed hereto.
                             ----------

          "Additional Mortgaged Property" has the meaning assigned to that term in subsection 6.9B.

          "Additional Mortgage" means any Mortgage delivered with respect to an Additional Mortgaged Property.

          "Adjusted LIBOR" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Loan, the rate per annum obtained by dividing (x) the rate of interest equal to (a) the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period and appearing on Telerate Screen 3750 at or about 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, or (b) if such a rate does not appear on Telerate Screen 3750, the average of the rates per annum at which Dollar deposits in immediately available funds are offered to CIBC in the interbank LIBOR market as at or about 10:00 A.M. (New York City time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and for a period approximately equal to such Interest Period, by (y) a percentage equal to 100%
                                             --
minus the stated maximum rate (expressed as a percentage) of all reserve
-----
requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement and also means any successor Administrative Agent appointed pursuant to subsection 9.5A.

          "Administrative Agent's Office" means (i) the office of Administrative Agent located at CIBC, 425 Lexington Avenue, New York, NY 10017, or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Borrower and each Lender.

          "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

          "Affected Loans" has the meaning assigned to that term in subsection 2.6C.

          "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agreement" means this Second Amended and Restated Credit Agreement dated as of April 26, 2002.

          "Airplane" means the King Air 200 airplane owned by Borrower on the Effective Date.

          "Applicable Base Rate Margin" means, as at any date of determination, with respect to any Type of Loan that is a Base Rate Loan, a percentage per annum equal to the Applicable LIBOR Margin for such Type of Loan less 1.00%.

          "Applicable LIBOR Margin" means, as at any date of determination:

          (x) with respect to Revolving Loans that are LIBOR Loans, a percentage per annum as set forth below opposite the applicable Consolidated Total Leverage Ratio:

     Consolidated Total Leverage Ratio        Applicable LIBOR Margin
     ------------------------------------     -----------------------

     greater than or equal to 4.50:1.00                2.75%

     less than 4.50:1.00 but greater than
     or equal to 4.00:1.00                             2.50%

     less than 4.00:1.00 but greater than
     or equal to 3.50:1.00                             2.25%
     less than 3.50:1.00 but greater than
     or equal to 3.00:1.00                             2.00%

     less than 3.00:1.00 but greater than              1.75%
     or equal to 2.50:1:00.

     less than 2.50:1.00                               1.50%

          and (y) with respect to Term Loans that are LIBOR Loans, a percentage per annum equal to 2.50%.

provided that until the first Margin Reset Date, the Consolidated Total Leverage
--------
Ratio shall be deemed to equal 4.50:1.00 for purposes of calculating the Applicable LIBOR Margin.

          "Approved Fund" means any fund that invests (in whole or in part) in commercial loans or any other fund that is managed or advised by a Lender, the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

          "Asset Sale" means the sale (in any single transaction or related series of transactions) by Borrower or any of its Restricted Subsidiaries to any Person other than Borrower or any of its Restricted Subsidiaries of (i) any of the Capital Stock of any of Borrower's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Borrower or any of its Subsidiaries (other than (a) gaming equipment sold in the ordinary course of business to the extent the proceeds of such sale are promptly reinvested in other gaming equipment, and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $4,000,000 or less).

          "Assets Held for Sale or Development" means (i) the FFC Preferred Stock, (ii) the Airplane, (iii) the Real Estate Options, (iv) the Cripple Creek Land, and (v) the Discontinued Assets.

          "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit X annexed hereto.
            ---------

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy".

          "Base Rate" means, at any time, the higher of (x) the Reference Rate, or (y) the rate which is 0.50% in excess of the Federal Funds Effective Rate.

          "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "Bettendorf Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Bettendorf, Iowa.

          "Biloxi Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Biloxi, Mississippi.

          "Biloxi Leasehold Property" means the approximately 8 acres of Leasehold Property leased from the City of Biloxi and the Biloxi Port Commission in Harrison County, Mississippi, and used in connection with the Isle of Capri Crowne Plaza Resort located at the Biloxi Gaming Facilities.

          "Black Hawk Transaction" means the acquisition of 100% of the equity interests in ICBH and/or the refinancing of ICBH's existing indebtedness, including, without limitation, under that certain Credit Agreement dated as of November 16, 2001 among ICBH, CIBC, as administrative agent, and certain other parties named therein.

          "Boonville Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Boonville, Missouri.

          "Borrower" has the meaning assigned such term in the introduction to this Agreement.

          "Bossier City Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Bossier City, Louisiana.

          "Business Day" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR or any LIBOR Loan, any day that (a) is a Business Day described in clause
(i) above, and (b) is a day for trading by and between banks in Dollar deposits in the London Interbank Market.

          "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests, and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash" means a credit balance in a Deposit Account, money, or currency.

          "Cash Equivalents" means, as at any date of determination, (i) marketable Securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the

United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that
(a) is at least "adequately capitalized" (as defined in the regulations of its primary federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

          "Certificate re Non-Domestic Bank Status" means a certificate substantially in the form of Exhibit XIX annexed hereto delivered by a Lender to
                             -----------
Administrative Agent pursuant to subsection 2.7B(iii).

          "Change of Control" means

          (i) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Capital Stock representing the greater of (x) the percentage of the combined voting power of the outstanding Voting Stock of Borrower held by Permitted Equity Holders (including shares as to which Borrower or a Permitted Equity Holder holds an effective proxy to vote) or (y) 35% or more of the combined voting power of the outstanding Voting Stock of Borrower, but excluding in each case from the percentage of voting power held by any "group" the voting power of shares owned by the Permitted Equity Holders who are deemed to be members of the "group", so long as such Permitted Equity Holders beneficially own a majority of the voting power of the Voting Stock held by such "group, and at such time the Permitted Equity Holders together shall fail to beneficially own, directly or indirectly, equity Securities representing at least the same percentage of voting power of such Voting Stock as the percentage "beneficially owned" by such "person" or "group"; or

          (ii) any sale, transfer or other conveyance, whether direct or indirect, of a majority of the fair market value of the assets of Borrower, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of

     Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than the Permitted Equity Holders (including any Permitted Equity Holders who are part of a "group" where such Permitted Equity Holders beneficially own a majority of the voting power of the Voting Stock held by such "group")) is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 35% of the equity Securities of the transferee; or

          (iii) during any period of 24 consecutive months after the date hereof, individuals who at the beginning of any such 24-month period constituted the Governing Body of Borrower (together with any new directors whose election by such Governing Body or whose nomination for election by the shareholders of Borrower, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Governing Body of Borrower then in office; or

          (iv) the occurrence of a "Change of Control" under any of the Subordinated Note Indentures.

          "CIBC" has the meaning assigned to that term in the introduction to this Agreement.

          "Co-Documentation Agents" has the meaning assigned to that term in the introduction to this Agreement.

          "Collateral" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations; provided,
                                                                      --------
however, that "Collateral" shall not include Pompano Park or the Assets Held for
-------
Sale or Development (other than the Las Vegas Gaming Facilities and the Tunica Gaming Facilities).

          "Collateral Account" has the meaning assigned to that term in the Collateral Account Agreement.

          "Collateral Account Agreement" means the Collateral Account Agreement executed and delivered by Borrower and Administrative Agent on the Original Closing Date.

          "Collateral Documents" means the Collateral Account Agreement, the Security Agreement, the Mortgages, the Ship Mortgages, the Deposit Account Control Agreement, the Acknowledgement and Consent and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

          "Commitment Fee Percentage" means, as at any date of determination, a percentage per annum as set forth below opposite the applicable Consolidated Total Leverage Ratio:

Consolidated Total Leverage Ratio        Commitment Fee Percentage
----------------------------------       -------------------------

greater than or equal to 3.50:1.00                0.500%

        less than 3.50:1.00                       0.375%

; provided that until the first Margin Reset Date, the Commitment Fee Percentage
  --------
shall be 0.500% per annum.

          "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit VII annexed hereto delivered to Administrative Agent and Lenders by
   -----------
Borrower pursuant to subsection 6.1(iv).

          "Confidential Information Memorandum" means that certain Confidential Information Memorandum relating to Borrower dated March 2002.

          "Conforming Leasehold Interest" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

          "Consolidated Capital Expenditures" means, for any period, the sum of
(i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Borrower and its Restricted Subsidiaries) by Borrower and its Restricted Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Borrower and its Restricted Subsidiaries plus (ii) to
                                                                    ----
the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Borrower and its Restricted Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the Capital Stock of any Person that, as a result of such acquisition, becomes a Restricted Subsidiary of Borrower.

          "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) pre-opening expense, (vii) cash dividends or other distributions actually paid to Borrower by its Unrestricted Subsidiaries (but excluding any distributions made for the purpose of paying any taxes arising from any equity ownership interests in such Unrestricted Subsidiaries), (viii) management fees actually paid to Borrower by its Unrestricted Subsidiaries, (ix) other non-recurring items reducing Consolidated Net Income but not requiring the expenditure of cash, and (x) the Transaction Costs, in an aggregate amount not to exceed $11,000,000 (it being specifically understood that such Transaction Costs shall be included in the determination of Consolidated EBITDA for each four Fiscal Quarter period that includes the Fiscal Quarter ending April 28, 2002), less the sum of (x) interest
                                                    ----
income, and (y) other non-recurring items increasing Consolidated Net Income but not constituting the receipt of cash, all of the foregoing as determined on a consolidated basis for Borrower and its Restricted Subsidiaries in conformity with GAAP.

          "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense plus capitalized interest less interest income, and (ii) all mandatory principal
----                      ----
payments required to be made by Borrower or any of its Restricted Subsidiaries for the succeeding twelve-month period, except that for Fiscal Quarters ending July, 2007, October, 2007, January, 2008, and April, 2008, such amounts shall be for the preceding twelve-month period (whether or not such payments are actually made), all of the foregoing as determined on a consolidated basis for Borrower and its Restricted Subsidiaries in conformity with GAAP.

          "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP) of Borrower and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Administrative Agent, Lead Arranger and Lenders on or before the Effective Date.

          "Consolidated Net Income" means, for any period, the net income (or loss) of Borrower and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any
      --------
Person accrued prior to the date it becomes a Restricted Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Restricted Subsidiaries or that Person's assets are acquired by Borrower or any of its Restricted Subsidiaries, and (ii) the income of any Restricted Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary.

          "Consolidated Net Total Debt" means, as at any date of determination, an aggregate amount equal to (a) the aggregate amount of all Indebtedness of Borrower and its Restricted Subsidiaries plus (b) the Contingent Obligations of
                                         ----
Borrower and its Restricted Subsidiaries where the primary obligation of such Contingent Obligation constitutes Indebtedness or a makewell, keepwell or other similar agreement (but excluding Contingent Obligations under Hedge Agreements) less (c) the aggregate amount of Cash and Cash Equivalents of Borrower and its
----
Restricted Subsidiaries in excess of $65,000,000 (provided, however, that (i) upon consummation of a sale of the Las Vegas Gaming Facilities, such amount shall be reduced by $5,000,000 and (ii) upon consummation of a sale of the Tunica Gaming Facilities, such amount shall be reduced by an additional $5,000,000), in each case determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Worth" means, as at any date of determination, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Borrower and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP, plus any amount deducted in calculating Consolidated Net Worth that represents a non-cash write-off or loss.

          "Consolidated Rental Payments" means, for any period, the aggregate amount of all rents paid or payable by Borrower and its Restricted Subsidiaries on a consolidated basis during that period under all Operating Leases (other than Excluded Leases) to which Borrower or any of its Restricted Subsidiaries is a party as lessee.

          "Consolidated Senior Debt" means, as at any date of determination, Consolidated Net Total Debt less the aggregate amount of all unsecured
                            ----
Subordinated Indebtedness of Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Senior Leverage Ratio" means, as at any date of determination, the ratio of (a) Consolidated Senior Debt as of the last day of the Fiscal Quarter for which such determination is being made, to (b) Consolidated EBITDA, after giving effect on a pro forma basis to any acquisitions of any assets or any Persons pursuant to Expansion Capital Expenditures permitted under subsection 7.8(A) and/or any Asset Sales permitted under subsection 7.7(vi), for the consecutive four Fiscal Quarters ending on the last day of the Fiscal Quarter for which such determination is being made.

          "Consolidated Total Leverage Ratio" means, as at any date of determination, the ratio of (a) Consolidated Net Total Debt as of the last day of the Fiscal Quarter for which such determination is being made, to (b) Consolidated EBITDA, after giving effect on a pro forma basis to any acquisitions of any assets or any Persons pursuant to Expansion Capital Expenditures permitted under subsection 7.8(A) and/or any Asset Sales permitted under subsection 7.7(vi), for the consecutive four Fiscal Quarters ending on the last day of the Fiscal Quarter for which such determination is being made.

          "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, including, without limitation, any credit support agreements, makewell agreements, keepwell agreements and any other agreements evidencing similar obligations, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited. The obligations so guaranteed or otherwise supported (if other than Indebtedness), including, without limitation, guarantees of minimum room rates or occupancy levels, shall be in form and substance satisfactory to Administrative Agent.

          "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Co-Syndication Agents" has the meaning assigned to that term in the introduction to this Agreement.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Borrower or any of its Subsidiaries is a party.

          "Cripple Creek Land" means the real property owned or leased by Borrower in Cripple Creek, Colorado, as of the Effective Date.

          "Davenport Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Davenport, Iowa.

          "Deposit Account" means a demand, time, savings, passbook, brokerage or similar account maintained with a Person or securities intermediary engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

          "Deposit Account Control Agreements" means the Deposit Account Control Agreements executed and delivered by Borrower and the depository banks at which certain Deposit Accounts are maintained, each substantially in the form of
Exhibit XVI annexed hereto.
-----------

          "Discontinued Assets" means the following assets held for sale by Borrower or its Subsidiaries as of the Effective Date: (i) the Biloxi Belle barge (Official No. 1023166) and the Diamond Lady riverboat (Official No. 972893); (ii) the Lucky Seven barge (Official No. 175417), the barge with vessel number 511360, the barge GT-114 (Official No. 294207), the barge GT-220 (Official No. 275343), the MV President boat (Official No. 223580) and the barge C-202 (Official No. 254357); (iii) certain gaming equipment valued at less than $250,000; (iv) the partially completed riverboat with Service Marine Hull No. 172; (v) the Las Vegas Gaming Facilities, (vi) the Tunica Gaming Facilities,
(vii) Capital Stock of Gemini, Inc. and LL Holding

Corporation and (viii) the property commonly known as the "Black Hawk Hotel" located at 200 East Third Street, Davenport, Iowa.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Effective Date" means the date on or before April 26, 2002 on which the conditions precedent set forth in Section 4.1 hereof shall have been satisfied or waived.

          "Effective Date Mortgaged Property" has the meaning assigned to that term in subsection 4.1H(i).

          "Effective Date Mortgages" has the meaning assigned to that term in subsection 4.1H(i).

          "Eligible Assignee" means a Person that is (I) to the extent required under applicable Gaming Laws, registered or licensed with, approved or found suitable by, or not disapproved, denied a license or approval or found unsuitable by (whichever may be required under applicable Gaming Laws), any applicable Gaming Authorities, and (II)(A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof (provided that (x) such bank is
                                            --------
acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country); and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds, lease financing companies and investment funds; (B) a Lender or an Affiliate of a Lender; (C) any Approved Fund; or (D) any other Person (other than a natural Person) approved by (1) Administrative Agent, (2) in the case of any assignment of a Revolving Loan, Issuing Lender, and (3) the Borrower unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default or Potential Event of Default has occurred and is continuing (each such approval not to be unreasonably withheld or delayed); provided that no Affiliate of Borrower shall
                                   --------
be an Eligible Assignee.

          "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

          "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of Government Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Borrower or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.Section 9601 et seq.), the Hazardous Materials
                                         -- ---
Transportation Act (49 U.S.C.Section 1801 et seq.), the Resource Conservation
                                          -- ---
and Recovery Act (42 U.S.C.Section 6901 et seq.), the Federal Water Pollution
                                        -- ---
Control Act (33 U.S.C.Section 1251 et seq.), the Clean Air Act (42 U.S.C.Section
                                   -- ---
7401 et seq.), the Toxic Substances Control Act (15 U.S.C.Section 2601 et seq.),
     -- ---                                                            -- ---
the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.Section 136 et
                                                                            --
seq.), the Occupational Safety and Health Act (29 U.S.C.Section 651 et seq.),
---                                                                 -- ---
the Oil Pollution Act (33 U.S.C.Section 2701 et seq.) and the Emergency Planning
                                             -- ---
and Community Right-to-Know Act (42 U.S.C.Section 11001 et seq.), each as
                                                        -- ---
amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

          "ERISA Affiliate" means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Borrower or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrower or such Subsidiary and with respect to liabilities arising after such period for which Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

          "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to
Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under
Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "Event of Default" means each of the events set forth in Section 8.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Excluded Guarantors" means collectively, Isle of Capri Casino Colorado, Inc., a Colorado corporation, and PPI, Inc., a Florida corporation.

          "Excluded Leases" means the leases set forth on Schedule 1.1(a)
                                                          ---------------
annexed hereto, such leases to include (i) all leases existing as of the Effective Date under which Borrower or any of its Restricted Subsidiaries is a lessee, and (ii) all leases replacing any of the foregoing. In the case of (ii), such leases and the rental payments in respect of such leases shall be reasonably satisfactory to Administrative Agent.

          "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of March 2, 2000, by and among Borrower, the lenders party thereto, the agents party thereto, and Administrative Agent.

          "Existing Letters of Credit" means all outstanding Letters of Credit issued under the Existing Credit Agreement.

          "Existing Loan Documents" has the meaning assigned to that term in the recitals to this Agreement.

          "Existing Subordinated Note Indenture" means the indenture pursuant to which the $390,000,000 in aggregate principal amount of 8-3/4% Subordinated Notes due 2009 of Borrower were issued, as amended in accordance with the terms of subsection 7.15.

          "Expansion Capital Expenditures" means any Consolidated Capital Expenditures by Borrower or any of its Subsidiaries which are made with respect to any Related Business that is, or after giving effect to such expenditures will be, (a) owned by Borrower or any of its Subsidiaries, or (b) which further expands or enhances any Gaming Facility owned, leased, operated or used by Borrower or any of its Subsidiaries existing or under construction as of the Effective Date and which is not properly characterized as a Maintenance Capital Expenditure.

          "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon and all Gaming Facilities) now, hereafter or heretofore owned, leased, operated or used by Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

          "FFC Preferred Stock" means all shares of preferred stock, $100 par value, of Freedom Financial Corporation owned by Borrower.

          "Financial Plan" has the meaning assigned to that term in subsection 6.1(xiii).

          "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Permitted Encumbrances which as a matter of statutory law have priority over any other Lien irrespective of the prior perfection or filing of such other Lien and, with respect to ships, barges and other vessels, Permitted Priority Maritime Liens) and (ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

          "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

          "Fiscal Year" means the fiscal year of Borrower and its Subsidiaries as determined on the basis of a four consecutive Fiscal Quarter period ending on the last Sunday in April where (x) in the case of every Fiscal Year other than 2006, each such Fiscal Quarter consists of two four-week monthly periods and one five-week monthly period or thirteen total weeks for each such Fiscal Quarter and such Fiscal Year shall consist of a total of fifty-two weeks, and (y) in the case of the 2006 Fiscal Year, each of the first three such Fiscal Quarters shall be for a period of thirteen total weeks and the last such Fiscal Quarter shall be for a period of fourteen total weeks consisting of one four-week monthly period and two five-week monthly periods and such Fiscal Year shall consist of a total of fifty-three weeks.

          "Flood Hazard Property" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "Funding Date" means the date of the funding of a Loan.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "Gaming Authority" means any Government Authority that holds regulatory, licensing or permit authority over gambling, gaming or Gaming Facility activities conducted by Borrower or any of its Subsidiaries within its jurisdiction.

          "Gaming Authorizations" means any and all Governmental Authorizations
(i) necessary to enable Borrower or any of its Subsidiaries to engage in the casino, gambling or gaming business or otherwise continue to conduct its business as it is conducted on the Effective Date, or (ii) required by any Gaming Authority or under any Gaming Law.

          "Gaming Facility" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including, without limitation, any casinos, hotels, resorts, race tracks, theaters, parking facilities, recreational vehicle parks, timeshare operations, retail shops, restaurants, other buildings, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and related equipment.

          "Gaming Laws" means all statutes, rules, regulations, ordinances, codes, administrative or judicial orders or decrees or other laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or Gaming Facility activities conducted by Borrower or any of its Subsidiaries within its jurisdiction.

          "Governing Body" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

          "Government Authority" means any governmental or regulatory body, agency, commission, central bank, board, bureau, department, office, organ or instrumentality, any court, and any political subdivision or department thereof, in each case whether federal, state, local or foreign, including any Gaming Authority.

          "Governmental Authorization" means any permit, license, authorization, approval, plan, directive, consent order or consent decree of or from any federal, state or local court or Government Authority (including any Gaming Authority).

          "Hazardous Materials" means (i) any chemical, material or substance at any time defined in any Environmental Law or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

          "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "Hedge Agreement" means (i) any Interest Rate Agreement designed to hedge against fluctuations in interest rates, (ii) any Currency Agreement designed to hedge against fluctuations in currency values, and (iii) any other agreement or arrangement to which Borrower or any of its Subsidiaries is a party which hedges against or is based upon fluctuations in the value of the equity Securities of any Person, or any equity forward agreements or similar agreements or arrangements.

          "ICBH" means Isle of Capri Black Hawk L.L.C., a Colorado limited liability company.

          "Increasing Lender" has the meaning assigned to that term in subsection 2.1A(iii).

          "Indebtedness", as applied to any Person, means, without duplication,
(i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (vi) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, and (vii) the Indebtedness, other than any Non-Recourse Debt, of any partnership or unincorporated joint venture (specifically excluding any limited liability company) in which such Person is a general partner or a joint venturer, and
(viii) all Contingent Obligations of such Person in respect of the foregoing. Obligations under Interest Rate Agreements and Currency Agreements constitute
(1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness. For the avoidance of doubt, the Excluded Leases are not Indebtedness.

          "Indemnitee" has the meaning assigned to that term in subsection 10.3.

          "Intellectual Property" means all patents, patent rights, patent applications, licenses, inventions, trade secrets, trademarks, tradenames, service marks, copyrights, technology, software, know-how and proprietary techniques (including processes and substances) used in or necessary for the conduct of the business of Borrower and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Borrower and its Subsidiaries, taken as a whole.

          "Interest Payment Date" means (i) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Effective Date, and (ii) with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six months,
              --------
the term "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

          "Interest Period" has the meaning assigned to that term in subsection 2.2B.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Borrower or any of its Subsidiaries is a party.

          "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

          "Internal Revenue Code" means the Internal Revenue Code of 1986.

          "Investment" means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Restricted Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Borrower), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Restricted Subsidiary of Borrower from any Person other than Borrower or any of its Restricted Subsidiaries, of any equity

Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Borrower or any of its Restricted Subsidiaries to any other Person (other than a wholly-owned domestic Restricted Subsidiary of Borrower), including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements not constituting Hedge Agreements. The amount of any Investment shall be the excess of (x) the original cost of such Investment plus (y) the cost of all additions
                                            ----
thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, over (z) the aggregate amount of all distributions of Cash or Cash Equivalents constituting a return of capital on such Investment.

          "IP Collateral" means the Collateral consisting of Intellectual Property under the Security Agreement.

          "Issuing Lender" has the meaning assigned to that term in the introduction to this Agreement and also means any Lender that agrees or is otherwise obligated to issue a Letter of Credit, determined as provided in subsection 3.1B(ii).

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided
                                                                    --------
that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "Kansas City Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Kansas City, Missouri.

          "Lake Charles Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Westlake (near Lake Charles), Louisiana.

          "Lake Charles Leasehold Property" means the approximately 16.25 acres of Leasehold Property leased in Calcasieu Parish, Louisiana, and used in connection with the Isle of Capri Casino and Hotel located at the Lake Charles Gaming Facilities.

          "Landlord Consent and Estoppel" means (x) with respect to any Leasehold Property (other than the Biloxi Leasehold Property and the Lake Charles Leasehold Property), a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default, and (iii) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request, and (y) with respect to the Biloxi Leasehold Property and the Lake Charles Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, in each case in form and substance reasonably satisfactory to Administrative Agent.

          "Las Vegas Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Las Vegas, Nevada.

          "LC Reimbursement Amount" has the meaning assigned to such term in subsection 3.3B.

          "Lead Arranger" has the meaning assigned to that term in the introduction to this Agreement.

          "Leasehold Property" means any leasehold interest of any Loan Party as lessee under any lease of real property.

          "Lender" and "Lenders" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1; provided that the term
                                                   --------
"Lenders", when used in the context of a particular Commitment, means Lenders having that Commitment.

          "Letter of Credit" or "Letters of Credit" means Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Borrower pursuant to subsection 3.1.

          "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus
                                                                          ----
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Borrower in any manner, either directly or out of the proceeds of Revolving Loans pursuant to subsection 3.3B.

          "LIBOR Loans" means Loans bearing interest at rates determined by reference to Adjusted LIBOR as provided in subsection 2.2A.

          "License Revocation" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any Gaming Authorization or other casino, gambling or gaming license issued by any Gaming Authority covering any Gaming Facility or other gaming facility owned, leased, operated or used by Borrower or any of its Subsidiaries.

          "Lien" means any lien, mortgage, ship mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "Loan" or "Loans" means one or more of the Term Loans or Revolving Loans or any combination thereof.

          "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Borrower in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty and the Collateral Documents.

          "Loan Party" means each of Borrower and any of Borrower's Subsidiaries from time to time executing a Loan Document, and "Loan Parties" means all such Persons, collectively.

          "Lula Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Coahoma County, Mississippi.

          "Maintenance Capital Expenditures" means any Consolidated Capital Expenditures by Borrower or any of its Subsidiaries that are made to maintain, restore or refurbish the condition or usefulness of property of Borrower or any of its Subsidiaries, or otherwise to support the continuation of such Person's day-to-day operations as then conducted, but that are not properly chargeable to repairs and maintenance in accordance with GAAP; provided, however, that such
                                                 --------  -------
term shall not include any Consolidated Capital Expenditures to restore the condition or usefulness of property to the extent funded from Net Insurance/Condemnation Proceeds delivered to Borrower or any of its Subsidiaries in accordance with the terms of the Loan Documents.

          "Margin Determination Certificate" means an Officer's Certificate of Borrower delivered (a) with respect to each Fiscal Quarter (other than each fourth Fiscal Quarter), with the financial statements required pursuant to subsection 6.1(ii), and (b) with respect to each fourth Fiscal Quarter, within 50 days after the last day of such fourth Fiscal Quarter, setting forth in reasonable detail the Consolidated Total Leverage Ratio which is applicable as of the last day of the fiscal period for which such financial statements and Officer's Certificate are being delivered; provided that each Margin
                                           --------
Determination Certificate to be delivered pursuant to subdivision (a) above shall be included as part of the Compliance Certificate for each such Fiscal Quarter.

          "Margin Reset Date" means each January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2002.

          "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Marquette Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Marquette, Iowa, including the vessel Miss Marquette having Official No. 950558, built in 1989 at Freeport, Florida.

          "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and its

Subsidiaries taken as a whole or (ii) the impairment of the ability of Borrower and its Subsidiaries taken as a whole to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

          "Material Contract" means any contract, indenture, mortgage, deed of trust, understanding, agreement, instrument or other arrangement, whether written or oral, to which Borrower or any of its Subsidiaries is a party (other than the Loan Documents), for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to result in a Material Adverse Effect.

          "Material Leasehold Property" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Borrower or any of its Restricted Subsidiaries.

          "Material Subsidiary" means each Subsidiary of Borrower now existing or hereafter acquired or formed by Borrower which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 2.5% of the consolidated revenues of Borrower and its Subsidiaries or (ii) as at the end of such Fiscal Year, was the owner of more than 2.5% of the consolidated assets of Borrower and its Subsidiaries.

          "Moody's" means Moody's Investor Services, Inc.

          "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XIV annexed hereto or in
                                             -----------
such other form as may be approved by Administrative Agent in its reasonable discretion, in each case with such changes thereto as may be reasonably recommended by Administrative Agent's or Borrower's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form reasonably satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage. "Mortgages" means all such instruments, including the Effective Date Mortgages and any Additional Mortgages, collectively.

          "Mortgaged Property" means an Effective Date Mortgaged Property or an Additional Mortgaged Property.

          "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

          "Natchez Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in the City of Natchez, Adams County, Mississippi.

          "Net Asset Sale Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (iii) any reasonable brokerage fees, commissions and other similar expenses relating to such Asset Sale.

          "Net Debt Proceeds" means the Cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the incurrence of Indebtedness by Borrower or any of its Subsidiaries.

          "Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Borrower or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof.

          "Net Proceeds Amount" has the meaning assigned to that term in subsection 2.4B(iii)(d).

          "New Lender" has the meaning assigned to that term in subsection 2.1A(iii).

          "New Subordinated Note Indenture" means the indenture pursuant to which the $200,000,000 in aggregate principal amount of Subordinated Notes due 2012 of Borrower were issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.15B.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither Borrower nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, keepwell or makewell agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Borrower or any of its Restricted Subsidiaries to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Non-US Lender" has the meaning assigned to that term in subsection 2.7B(iii)(a).

          "Notes" means one or more of the Term Notes or Revolving Notes or any combination thereof.

          "Notice of Borrowing" means a notice substantially in the form of
Exhibit I annexed hereto delivered by Borrower to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

          "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Borrower to Administrative
            ----------
Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "Notice of Issuance of Letter of Credit" means a notice substantially in the form of Exhibit III annexed hereto delivered by Borrower to
               -----------
Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

          "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise, whether contingent, direct or otherwise, including post-petition interest on such amounts accruing subsequent to, and interest that would have accrued but for, the commencement of a proceeding under the Bankruptcy Code (whether or not such interest is allowed as a claim in such proceeding).

          "Officer" means the president, chief executive officer, general counsel, general manager, controller, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

          "Officer's Certificate," as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

          "Operating Lease" as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease, other than any such lease under which that Person is the lessor.

          "Original Closing Date" means April 23, 1999.

          "Organizational Documents" means the documents (including bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

          "Participant" means a purchaser of a participation in the rights and obligations of a Lender under this Agreement pursuant to subsection 10.1C.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "Permitted Acquisition" means an acquisition of hotel and casino assets or substantially all of the Capital Stock of any Person where (i) the acquired Person is in a Related Business or the assets so acquired are to be used in a Related Business, (ii) after giving effect to such transaction, the Revolving Loan Commitments minus the Total Utilization of Revolving Loan Commitments is not less than $50,000,000, (iii) Borrower or any Subsidiary Guarantor is the surviving entity, (iv) a description of the acquisition shall have been delivered to Administrative Agent prior to the consummation of the acquisition (and Administrative Agent shall deliver a copy to any Lender who requests a copy), (v) Borrower shall have delivered to Administrative Agent copies of the most recent financial statements (audited, if available) of the acquired Person, together with any other information that Administrative Agent may reasonably request (and Administrative Agent shall deliver a copy to any Lender who requests a copy), and (vi) no Potential Event of Default or Event of Default shall have occurred or be continuing both before and after giving effect to the acquisition.

          "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

          (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

          (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

          (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

          (vi) easements, rights-of-way, navigational servitudes, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

          (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.9, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

          (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

          (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Borrower and its Subsidiaries;

          (xii) licenses of patents, trademarks and other intellectual property rights granted by Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Borrower or such Subsidiary; and

          (xiii) Permitted Priority Maritime Liens.

          "Permitted Equity Holders" means Bernard Goldstein, Irene Goldstein and their lineal descendants (including adopted children and their lineal descendants), and any entity the equity interests of which are owned by only such Persons or their spouses or which was established for the exclusive benefit of, or the estate of, any of the foregoing or their spouses.

          "Permitted Priority Maritime Liens" means maritime Liens on ships, barges or other vessels for wages of a stevedore, when employed directly by a Person listed in 46 U.S.C. Section 31341, crew's wages, salvage and general average, whether now existing or hereafter arising and other maritime Liens which arise by operation of law during the normal operations of such ships, barges or other vessels which (a) are paid in the ordinary course of business, and (b) have not been recorded on the General Index or Abstract of Title (U.S.C.G. 1332) of such ships, barges or other vessels or judicially asserted.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

          "Pledged Collateral" means, collectively, the "Pledged Collateral" as defined in the Security Agreement.

          "Pompano Park" means the Gaming Facilities owned, leased, operated or used by Borrower and its Subsidiaries in Pompano Beach, Florida.

          "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "Proceedings" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

          "Pro Rata Share" means

          (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender
                            --------
     by (y) the aggregate Term Loan Exposure of all Lenders;
     --

          (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan
                                               --------
     Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all
                             --
     Lenders; and

          (v) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender
                 --------
     plus the Revolving Loan Exposure of that Lender by (y) the sum of the
     ----                                            --
     aggregate Term Loan Exposure of all Lenders and the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1.

          "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

          "Real Estate Options" means (a) all options held by Borrower, directly or indirectly, on the Effective Date, and (b) all options acquired by Borrower, directly or indirectly, after the Effective Date, in each case to purchase or lease land with an aggregate cost to Borrower and its Restricted Subsidiaries not to exceed $5,000,000.

          "Real Property Asset" means, at any time of determination, any interest then owned by any Loan Party in any real property.

          "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

          "Reference Rate" means the rate that CIBC announces from time to time as its prime lending rate, as in effect from time to time. The Reference Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CIBC or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Reference Rate.

          "Refinancing" has the meaning assigned to such term in the recitals to this Agreement.

          "Register" has the meaning assigned to that term in subsection 2.1D.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

          "Related Businesses" means the gaming businesses (including pari-mutuel betting) conducted by Borrower and its Subsidiaries as of the Effective Date and any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for, the gaming businesses, including without limitation, the development, expansion or operation of any Gaming Facility (including any land-based, dockside, riverboat or other type of Gaming Facility).

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

          "Requisite Lenders" means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate
                                                           ----
Revolving Loan Exposure of all Lenders.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Borrower or any of its Subsidiaries now or hereafter outstanding, except (x) a dividend payable solely in shares of that class of stock to the holders of that class, or (y) a dividend payable to Borrower by any of its Subsidiaries, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Borrower or any of its Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Borrower or any of its Subsidiaries now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

          "Restricted Subsidiary" means any Subsidiary of Borrower other than an Unrestricted Subsidiary.

          "Revolving Lenders" means the Lenders that have Revolving Loan Commitments or that have Revolving Loans outstanding, together with their successors and permitted assigns pursuant to subsection 10.1.

          "Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to Borrower pursuant to subsection 2.1A(ii), and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Revolving Loan Commitment Termination Date" means April 26, 2007.

          "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) if
                                                                   ----
that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all
                                  ----
participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

          "Revolving Loans" means the Loans made by Lenders to Borrower pursuant to subsection 2.1A(ii).

          "Revolving Notes" means (i) the promissory notes of Borrower issued pursuant to subsection 2.1E on or after the Effective Date, (ii) any promissory notes of Borrower issued pursuant to the last paragraph of subsection 2.1E relating to any increase in Revolving Loan Commitments made pursuant to subsection 2.1A(iii), and (iii) any promissory notes issued by Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit V annexed hereto.
                             ---------

          "Security Agreement" means the Amended and Restated Security Agreement executed and delivered by each of the Loan Parties (other than an Excluded Guarantor) on the Effective Date, substantially in the form of Exhibit XIII
                                                               ------------
annexed hereto.

          "Securities" means any stock, shares, partnership interests, membership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933.

          "Ship Mortgage" means a security instrument (whether designated as a first preferred ship mortgage or by any similar title) executed and delivered by any Loan Party, substantially in such form as may be approved by Administrative Agent in its reasonable discretion, in each case with such changes thereto as may be reasonably recommended by Administrative Agent's or Borrower's local counsel based on local laws or customary local first preferred ship mortgage practices. "Ship Mortgages" means all such instruments, collectively.

          "S & P" means Standard & Poor's Rating Group.

          "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Borrower or any of its Restricted Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Borrower or any of its Restricted Subsidiaries, (iii) the obligations of third party insurers of Borrower or any of its Restricted Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Borrower or any of its Restricted Subsidiaries, and (v) performance, payment, deposit or surety obligations of Borrower or any of its Restricted Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

          "Subordinated Indebtedness" means (i) the Indebtedness of Borrower evidenced by the Subordinated Notes and (ii) any other Indebtedness of Borrower subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to Administrative Agent.

          "Subordinated Note Indentures" means, collectively, the Existing Subordinated Note Indenture and the New Subordinated Note Indenture.

          "Subordinated Notes" means the subordinated notes issued pursuant to the Existing Subordinated Note Indenture and the New Subordinated Note Indenture.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Governing Body of such Person is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Subsidiary Guarantor" means the domestic Restricted Subsidiaries of Borrower listed on Schedule 5.1 attached hereto and any domestic Restricted
                   ------------
Subsidiary of Borrower that executes and delivers a counterpart of the Subsidiary Guaranty on or after the Effective Date or from time to time thereafter pursuant to subsection 6.8.

          "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by existing Subsidiary Guarantors on the Effective Date, or executed and delivered by additional domestic Restricted Subsidiaries of Borrower from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XII annexed hereto.
        -----------

          "Supplemental Collateral Agent" has the meaning assigned to that term in subsection 9.1B.

          "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded
(1) taxes that are imposed on the overall net income or net profits (including franchise taxes imposed in lieu thereof) (i) by the United States, (ii) by any other Government Authority under the laws of which the Lender is organized or has its principal office or maintains its applicable lending office, or (iii) by any jurisdiction solely as a result of a present or former connection between the Lender and such jurisdiction, and (2) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Lender is located.

          "Term Loans" means the Loans made by Lenders to Borrower pursuant to subsection 2.1A(i).

          "Term Loan Commitment" means the commitment of a Lender to make a Term Loan to Borrower pursuant to subsection 2.1A(i), and "Term Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of all of the Term Loan Commitments, the sum of (a) that Lender's Term Loan Commitment plus (b) the aggregate
                                                  ----
outstanding principal amount of the Term Loan of that Lender and (ii) after the termination of the Term Loan Commitments, the aggregate outstanding principal amount of the Term Loan of that Lender.

          "Term Notes" means (i) the promissory notes of Borrower, if any, issued pursuant to subsection 2.1E on or after the Effective Date, (ii) any promissory notes of Borrower issued pursuant to the last paragraph of subsection 2.1E relating to any increase in the Term Loans made pursuant to subsection 2.1A(iii), and (iii) any promissory notes issued by Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto.
        ----------

          "Title Company" means, collectively, one or more title insurance companies reasonably satisfactory to Administrative Agent.

          "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the Letter of Credit Usage.

          "Transaction Costs" means the fees, costs and expenses payable by Borrower in connection with the Refinancing, such fees, costs and expenses not to exceed $11,000,000 in the aggregate.

          "Tunica Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Tunica County, Mississippi.

          "Type" means with respect to a Loan, a Term Loan or a Revolving Loan (each of which is a "Type" of Loan).

          "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

          "Unrestricted Subsidiary" means any Subsidiary that is designated as an Unrestricted Subsidiary pursuant to a resolution of the Governing Body of Borrower and any Subsidiary of such Unrestricted Subsidiary; provided that such
                                                             --------
Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with Borrower or any Restricted Subsidiary of Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Borrower; (iii) is a Person with respect to which neither Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional equity Securities or other equity or ownership interests, or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve or maintain any specified levels of profitability; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Borrower or any of its Restricted Subsidiaries; and (v) has no Subsidiaries other than Unrestricted Subsidiaries; and provided further that, notwithstanding the foregoing, Borrower
                  -------- -------
may not designate as an Unrestricted Subsidiary (x) any then existing Subsidiary that owns, leases, operates or uses any assets or function directly relating to or necessary for the conduct of casino gaming at the Biloxi Gaming Facilities, the Vicksburg Gaming Facilities, the Bossier City Gaming Facilities, the Bettendorf Gaming Facilities, the Marquette Gaming Facilities, the Lula Gaming Facilities, the Natchez Gaming Facilities, the Tunica Gaming Facilities, the Lake Charles Gaming Facilities, the Boonville Gaming Facilities, the Kansas City Gaming Facilities or the Davenport Gaming Facilities, or (y) PPI, Inc. Any such designation by the Governing Body of Borrower shall be evidenced to Administrative Agent by filing with Administrative Agent resolutions of the Governing Body of Borrower giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Borrower as of such date. The Governing Body of Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of
--------
Indebtedness by a Restricted Subsidiary of Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under subsection 7.1 and (ii) no Event of Default or Potential Event of Default would be in existence following such designation.

          "Vicksburg Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Borrower or its Restricted Subsidiaries in Vicksburg, Mississippi.

          "Voting Stock" means, with respect to any Person, the Capital Stock (including any and all rights, warrants or options exchangeable for or convertible into such Capital Stock) of such Person that ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only as long as no senior class of Securities has such voting power by reason of any contingency.

1.2  Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
     ------------------------------------------------------------------------
     Agreement.
     ---------

          Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect in the United States of America at the time of such preparation (other than the absence of footnotes with respect to the financial statements and other information delivered pursuant to clauses (i) and (ii) of subsection 6.1) and delivered together with the reconciliation statements provided for in subsection 6.1(v). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect in the United States of America on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3.

1.3  Other Definitional Provisions and Rules of Construction.
     -------------------------------------------------------

     A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

     B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

     C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

     D. Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement and the other Loan Documents, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement and the other Loan Documents,
(iii) this Agreement and the other Loan Documents have been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

     E. (i) Any reference in this Agreement or any other Loan Document to any agreement means such agreement as it may be amended, restated, supplemented or otherwise modified from time to time; (ii) any reference in this Agreement or any other Loan Document to any law, statute, regulation, rule or other legislative action shall mean such law, statute, regulation, rule or other legislative action as amended, supplemented, restated or otherwise modified from time to time and any successor thereto, and shall include any rule or regulation promulgated thereunder; and (iii) any reference in this Agreement or any Loan Document to a Person shall include the successor or assignee of such Person.

Section 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  Commitments; Making of Loans; the Register; Notes.
     -------------------------------------------------

     A. Commitments. All "Commitments" (as such term is defined in the Existing Credit Agreement) to make "Loans" (as such term is defined in the Existing Credit Agreement) under the Existing Credit Agreement are hereby terminated. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i) and 2.1A(ii):

          (i) Term Loans. Each Lender having a Term Loan Commitment severally
              ----------
     agrees to lend to Borrower on the Effective Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The aggregate original amount of the Term Loan Commitments is $250,000,000; provided that
                                                                   --------
     the Term Loans of Lenders shall be adjusted to give effect to (1) any increase in Term Loans pursuant to subsection 2.1A(iii), and (2) any assignments of the Term Loans pursuant to subsection 10.1B. Subject to subsection 2.1A(iii), Borrower may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

          (ii) Revolving Loans. Each Revolving Lender severally agrees, subject
               ---------------
     to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrower from time to time during the period from the Effective Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsections 2.5A and 2.5B. The aggregate original amount of the Revolving Loan Commitments is $250,000,000; provided that the Revolving Loan
                                       --------
     Commitments of Lenders shall be adjusted to give effect to (1) any increase in Revolving Loan Commitments pursuant to subsection 2.1A(iii), and (2) any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided further that the amount of the Revolving Loan Commitments
         -------- -------
     shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

               Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

          (iii) Increases of the Term Loans or Revolving Loan Commitments.
                ---------------------------------------------------------

               (a) At the mutual discretion of Borrower and Lead Arranger, Borrower may request in writing at any time during the period from the Effective Date to and including the second anniversary of the Effective Date that (x) the then effective aggregate principal amount of the Term Loans be increased, and/or (y) the then effective aggregate principal amount of Revolving Loan Commitments be increased; provided that (1) the principal amount of the increases for any reason
          --------
          in Term Loans and/or Revolving Loan Commitments pursuant to this subsection 2.1A(iii) shall not exceed $100,000,000 in the aggregate (the "General Greenshoe Option"), provided, further that Borrower shall have an additional right to also increase the amount of the Term Loans and/or the Revolving Loan Commitments in an amount not to exceed $75,000,000 in the aggregate at any time during the period from the Effective Date to and including the second anniversary of the Effective Date (the "Black Hawk Greenshoe Option") if 100% of the proceeds will be used in connection with the Black Hawk Transaction,
          (2) Borrower shall designate at the time of its request for any increase whether such increase is pursuant to the General Greenshoe Option or the Black Hawk Greenshoe Option, (3) Borrower may not make more than two requests for such increases in Term Loans and/or Revolving Loan Commitments pursuant to the General Greenshoe Option and may not make more than one request for such increases in Term Loans and/or Revolving Loans pursuant to the Black Hawk Greenshoe Option, and (4) no Event of Default or Potential Event of Default shall have occurred and be continuing or occur as a result of such increases in Term Loans and/or Revolving Loan Commitments. Any request under this subsection 2.1A(iii) shall be submitted by Borrower to Administrative Agent (and Administrative Agent shall promptly forward copies to Lenders), specify the proposed effective date and amount of such increase and be accompanied by an Officer's Certificate certifying that no Event of Default or Potential Event of Default exists or will occur as a result of such increase. Borrower shall specify any fees offered to those Lenders (the "Increasing Lenders") that agree to increase the principal amount of their Term Loans or Revolving Loan Commitments, as the case may be, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Term Loans or Revolving Loan Commitment, as the case may be. No Lender shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Term Loans or Revolving Loan Commitment, as the case may be. Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Term Loans or Revolving Loan Commitments, as the case may be, pursuant to this subsection 2.1A(iii). No Lender that elects not to increase the principal amount of its Term Loan or Revolving Loan Commitment, as the case may be, may be replaced in respect of its existing Term Loans or Revolving Loan Commitment, as the case may be, as a result thereof without such Lender's consent.

               (b) Each Increasing Lender shall as soon as practicable specify the amount of the proposed increase that it is willing to assume. Borrower may accept some or all of the offered amounts or designate new lenders that qualify as Eligible Assignees and that are reasonably acceptable to Administrative Agent as additional Lenders hereunder in accordance with this subsection 2.1A(iii) (each such new lender being a "New Lender"), which New Lenders may assume all or a portion of the increase in the aggregate principal amount of the Term Loans or Revolving Loan Commitments, as the case may be. Borrower and Administrative Agent shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of the Term Loans or Revolving Loan Commitments, as the case may be, among Increasing Lenders and New Lenders.

               (c) Each New Lender designated by Borrower and reasonably acceptable to Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the aggregate principal amount of the Term Loans or Revolving Loan Commitments.

               (d) Subject to the foregoing, any increase requested by Borrower shall be effective upon delivery to Administrative Agent of each of the following documents: (i) an originally executed copy of an Instrument of Joinder signed by a duly authorized Officer of each New Lender, substantially in the form attached hereto as Exhibit XVII-A;
                                                               --------------
          (ii) a notice to the Increasing Lenders and New Lenders, substantially in the form attached hereto as Exhibit XVII-B, signed by a duly
                                         --------------
          authorized officer of Borrower; (iii) an Officer's Certificate of Borrower, substantially in the form attached hereto as Exhibit XVII-C;
                                                                 --------------
          and (iv) any other certificates or documents that Administrative Agent shall reasonably request, in form and substance satisfactory to Administrative Agent. Any increase shall be in the principal amount equal to (A) the principal amount that Increasing Lenders are willing to assume as increases to the principal amount of their Term Loans or Revolving Loan Commitments, as the case may be, plus (B) the principal
                                                          ----
          amount offered by New Lenders with respect to the Term Loans or Revolving Loan Commitments, as the case may be, in either case as adjusted by Borrower and Administrative Agent pursuant to this subsection 2.1A(iii). Upon effectiveness of any such increase, the Pro Rata Share of each Lender will be adjusted to give effect to the increase in the Term Loans or Revolving Loan Commitments, as the case may be. To the extent that the adjustment of Pro Rata Shares results in losses or expenses to any Lender as a result of the prepayment of any LIBOR Loan on a date other than the scheduled last day of the applicable Interest Period, Borrower shall be responsible for such losses or expenses pursuant to subsection 2.6D.

     B. Borrowing Mechanics. Revolving Loans made on any Funding Date shall be in an aggregate minimum amount of $250,000 and integral multiples of $250,000 in excess of that amount; provided that Revolving Loans made on any Funding Date as
                       --------
LIBOR Loans with a
particular Interest Period shall be in an aggregate minimum amount of $2,500,000 and integral multiples of $1,000,000 in excess of that amount. Whenever Borrower desires that Lenders make Revolving Loans or Term Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 11:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Loan) or the same Business Day of the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify
(i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and Type of Loans requested, (iii) in the case of Revolving Loans not made on the Effective Date, whether such Loans shall be Base Rate Loans or LIBOR Loans,
(iv) in the case of any Loans requested to be made as LIBOR Loans, the initial Interest Period requested therefor and (v) information about the account of Borrower to be credited. Revolving Loans may be continued as or converted into Base Rate Loans and LIBOR Loans in the manner provided in subsection 2.2C. All Loans made on the Effective Date shall be made as Base Rate Loans. In lieu of delivering the above-described Notice of Borrowing for any Loans not made on the Effective Date, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided
                                                                    --------
that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on the date such notice was given.

          Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized Officer or other Person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected Loans hereunder.

          Borrower shall notify Administrative Agent prior to the funding of any Loans if any of the matters to which Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrower of the proceeds of any Loans shall constitute a re-certification by Borrower, as of the applicable Funding Date, as to the matters to which Borrower is required to certify in the applicable Notice of Borrowing.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

     C. Disbursement of Funds. Subject to subsection 2.1A(iii), all Term Loans and Revolving Loans under this Agreement shall be made by Lenders having a Commitment of that Type simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular Type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 2:00 P.M. (New York City time) on the applicable Funding Date, in same day funds in Dollars, at the Administrative Agent's Office. Except as provided in subsection 2.1A(ii) or subsection 3.3B with respect to Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Effective Date) and 4.2 (in the case of all Loans), Administrative Agent shall promptly upon receipt make the proceeds of such Loans available to Borrower on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be wire transferred to the account of Borrower as specified in the applicable Notice of Borrowing.

          Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any applicable Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans for such Type of Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

     D.   The Register.

          (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice.

          (ii) Administrative Agent shall record in the Register the Term Loan Commitment and Revolving Loan Commitment and the Term Loans and Revolving Loans from time to time of each Lender, and each repayment or prepayment in respect of the principal amount of the Term Loans or Revolving Loans of each Lender. Any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided that failure to
                                                      --------
     make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Borrower's Obligations in respect of any applicable Loans.

          (iii) Each Lender shall record on its internal records (including the Notes held by such Lender) the amount of any Term Loan and each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided that failure to make any such recordation, or any error in such
     --------
     recordation, shall not affect any Lender's Commitments or Borrower's Obligations in respect of any applicable Loans; and provided further that
                                                         -------- -------
     in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern (absent manifest error).

          (iv) Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          (v) Borrower hereby designates CIBC to serve as Borrower's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Borrower hereby agrees that, to the extent CIBC serves in such capacity, CIBC and its officers, directors, employees, agents and Affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

     E. Optional Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Effective Date or at any time thereafter, Borrower shall execute and deliver on the Effective Date or within three Business Days after receipt of a written request therefore, a Term Note substantially in the form of Exhibit IV
                                                                    ----------
annexed hereto to evidence that Lender's Term Loan, in the principal amount of that Lender's Term Loan and with other appropriate insertions, and a Revolving Note substantially in the form of Exhibit V annexed hereto to evidence that
                                  ---------
Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

          Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii). Any request, authorization or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

          If Borrower increases the aggregate principal amount of the Term Loans or Revolving Loan Commitments, as the case may be, pursuant to subsection 2.1A(iii), Borrower shall issue replacement Term Notes or Revolving Notes, as the case may be, to each Increasing Lender (or to Administrative Agent for such Increasing Lender) that requested a Note in accordance with the terms hereof and new Term Notes or Revolving Notes, as the case may be, to each New Lender (or to Administrative Agent for such New Lender) that requested a Note in accordance with the terms hereof.

2.2  Interest on the Loans.
     ---------------------

     A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted LIBOR. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

          Subject to the provisions of subsections 2.2E and 2.7, the Term Loans and the Revolving Loans shall bear interest through maturity as follows:

          (i) if a Base Rate Loan, then at the sum of the Base Rate plus the
                                                                    ----
     Applicable Base Rate Margin for such Type of Loans; or

          (ii) if a LIBOR Loan, then at the sum of the Adjusted LIBOR plus the
                                                                      ----
     Applicable LIBOR Margin for such Type of Loans.

          Upon delivery of the Margin Determination Certificate by Borrower to Administrative Agent pursuant to subsection 6.1(xix), the Applicable Base Rate Margin and Applicable LIBOR Margin shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Margin Reset Date; provided that (1) at any time a Margin
                                          --------
Determination Certificate is not delivered at the time required pursuant to subsection 6.1(xix), from the time such Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, with respect to Revolving Loans, the Applicable Base Rate Margin shall be 1.75% and the Applicable LIBOR Margin shall be 2.75%, and with respect to Term Loans, the Applicable Base Rate Margin shall be 1.50% and the Applicable LIBOR Margin shall be 2.50%, and (2) if a Margin Determination Certificate erroneously indicates an applicable margin (x) more favorable to Borrower than should be afforded by the actual calculation of the Consolidated Total Leverage

Ratio, Borrower shall promptly pay additional interest and letter of credit fees to correct for such error, and (y) less favorable to Borrower than should be afforded by the actual calculation of the Consolidated Total Leverage Ratio, Lenders shall promptly reimburse Borrower an amount equal to such excess and letter of credit fees to correct for such error.

     B. Interest Periods. In connection with each LIBOR Loan, Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Borrower's option, either a one, two, three or six month period (or with respect to clause (vi) below only, such shorter period acceptable to Administrative Agent); provided that:
                       --------

          (i) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would
                              --------
     otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Term Loans shall extend beyond April 25, 2008, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

          (vi) no Interest Period with respect to any portion of any Term Loans shall extend beyond a date on which Borrower is required to make a scheduled payment of principal of such Term Loans unless the sum of (a) the aggregate principal amount of such Term Loans that are Base Rate Loans plus
                                                                            ----
     (b) the aggregate principal amount of such Term Loans that are LIBOR Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such Term Loans on such date;

          (vii) there shall be no more than fifteen (15) Interest Periods outstanding at any time; and

          (viii) if Borrower fails to specify an Interest Period for any LIBOR Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Borrower shall be deemed to have selected an Interest Period of one month.

     C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that if any Revolving Loans that are Base Rate Loans are
           --------
prepaid pursuant to subsection 2.4B(i), interest accrued on such Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

     D.   Conversion or Continuation.

          (i) Subject to the provisions of subsection 2.6, Borrower shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a LIBOR Loan, to continue all or any portion of such Loan equal to $2,500,000 and integral multiples of $1,000,000 in excess of that amount as a LIBOR Loan; provided, however,
                                                          --------  -------
     that a LIBOR Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

          (ii) Borrower shall deliver a duly executed Notice of Conversion/Continuation to Administrative Agent no later than 11:00 A.M. (New York City time) the same Business Day of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Loan). With respect to any LIBOR Loan, if Borrower fails to deliver a Notice of Conversion/Continuation no later than three Business Days prior to the proposed conversion date or if any proposed conversion/continuation under this subsection 2.2D is not permitted hereunder, Borrower shall be deemed to have elected to continue such LIBOR Loan as a LIBOR Loan with an Interest Period of one month on the last day of the then-expiring Interest Period.

          (iii) A Notice of Conversion/Continuation shall specify (a) the proposed conversion/continuation date (which shall be a Business Day), (b) the amount and Type of the Loan to be converted/continued, (c) the nature of the proposed conversion/continuation, (d) in the case of a conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period, and
     (e) in the case of a conversion to, or a continuation of, a LIBOR Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed
                           --------
     in writing by delivery of a Notice
     of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

          (iv) Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized Officer or other Person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

          (v) Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

     E. Post-Maturity Interest. Any principal payments on the Loans (whether Base Rate Loans or LIBOR Loans) not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws, whether or not allowed as a claim in bankruptcy) payable on demand at a rate that is 2.00% per annum in excess of the highest interest rate otherwise payable under this Agreement for Base Rate Loans; provided that, in the case of LIBOR Loans, upon
                               --------
the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Loans shall thereupon become Base Rate Loans and shall thereafter bear interest (including post petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws, whether or not allowed as a claim in bankruptcy) payable upon demand at a rate which is 2.00% per annum in excess of the highest interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     F. Computation of Interest. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Loans and other Obligations (other than Base Rate Loans), on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, as the case may be, shall be excluded; provided that if a
                                                           --------
Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

     G. Maximum Rate. Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by Borrower with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

2.3  Fees.
     ----

     A. Commitment Fees. Borrower agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Lender's Pro Rata Share of the Revolving Loan Commitments, commitment fees for the period from and including the Effective Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments multiplied
                                                                     ----------
by the Commitment Fee Percentage, such commitment fees to be calculated on the
--
basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each March, June, September and December of each year commencing on the first such date to occur after the Effective Date, and on the Revolving Loan Commitment Termination Date.

          Upon delivery of the Margin Determination Certificate by Borrower to Administrative Agent pursuant to subsection 6.1(xix), the Commitment Fee Percentage shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Margin Reset Date; provided that (1) at any time a Margin
                              --------
Determination Certificate is not delivered at the time required pursuant to subsection 6.1(xix), from the time such Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, the Commitment Fee Percentage shall be 0.500%, and (2) if a Margin Determination Certificate erroneously indicates an applicable margin (x) more favorable to Borrower than should be afforded by the actual calculation of the Consolidated Total Leverage Ratio, Borrower shall promptly pay additional commitment fees to correct for such error, and (y) less favorable to Borrower than should be afforded by the actual calculation of the Consolidated Total Leverage Ratio, Lenders shall promptly reimburse Borrower an amount equal to such excess commitment fees to correct for such error.

     B. Other Fees. Borrower agrees to pay to Lead Arranger and Administrative Agent such fees in the amounts and at the times separately agreed upon between Borrower, Lead Arranger and Administrative Agent.

2.4  Repayments, Prepayments and Reductions in Loans and Revolving Loan
     ------------------------------------------------------------------
     Commitments; General Provisions Regarding Payments; Application of Proceeds
     ---------------------------------------------------------------------------
     of Collateral and Payments Under Subsidiary Guaranty.
     ----------------------------------------------------

     A. Scheduled Payments of Term Loans.

          (i) Scheduled Payments of Term Loans. Borrower shall make principal
              --------------------------------
     payments on the Term Loans in installments on the last Business Day of each of the months and in the amounts set forth below:

           Scheduled Repayment Date          Scheduled Repayment of Term Loans
     -------------------------------------   ---------------------------------

               June, 2002                               $    625,000
               September, 2002                          $    625,000
               December, 2002                           $    625,000
               March, 2003                              $    625,000
               June, 2003                               $    625,000
               September, 2003                          $    625,000
               December, 2003                           $    625,000
               March, 2004                              $    625,000
               June, 2004                               $    625,000
               September, 2004                          $    625,000
               December, 2004                           $    625,000
               March, 2005                              $    625,000
               June, 2005                               $    625,000
               September, 2005                          $    625,000
               December, 2005                           $    625,000
               March, 2006                              $    625,000
               June, 2006                               $    625,000
               September, 2006                          $    625,000
               December, 2006                           $    625,000
               March, 2007                              $    625,000
               June, 2007                               $ 59,375,000
               September, 2007                          $ 59,375,000
               December, 2007                           $ 59,375,000
     The earlier of April 25, 2008 and the              $ 59,375,000
     maturity date of the Term Loans

                                     Total              $250,000,000

     ; provided that the scheduled installments of principal of the Term Loans
       --------
     set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); provided further that the Term Loans and all other amounts owed
               -------- -------
     hereunder with respect to the Term Loans shall be paid in full no later than April 25, 2008, and the final installment payable by Borrower in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrower under this Agreement with respect to the Term Loans; and provided further that if the aggregate
                                         -------- -------
     principal amount of the Term Loans is increased pursuant to subsection 2.1A(iii), then each scheduled principal repayment to be made after such increase becomes effective shall be increased by an amount equal to (a) the aggregate principal amount of the increase in the Term Loans pursuant to subsection 2.1A(iii) multiplied by (b) an amount equal to (x) such
                          ---------- --
     scheduled repayment amount divided by (y) the aggregate principal amount of
                                ------- --
     the Term Loans to be repaid immediately prior to giving effect to the increase in the Term Loans made pursuant to subsection 2.1A(iii).

     B. Prepayments and Unscheduled Reductions in Revolving Loan Commitments.

          (i) Voluntary Prepayments. Borrower may, upon not less than one
              ---------------------
     Business Day's irrevocable prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' irrevocable prior written or telephonic notice, in the case of LIBOR Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which written or telephonic notice Administrative Agent will promptly transmit to each Lender for the Loans to be prepaid), prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; provided, however, that a LIBOR Loan
                                          --------  -------
     may only be prepaid on the expiration of the Interest Period applicable thereto. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

          (ii) Voluntary Reductions of Revolving Loan Commitments. Borrower may,
               --------------------------------------------------
     upon not less than three Business Days' irrevocable prior written or telephonic notice to Administrative Agent (and if given by telephone, promptly confirmed in writing to Administrative Agent) (which written or telephonic notice Administrative Agent will promptly transmit to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such
                                                         --------
     partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. Borrower's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Borrower's notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share.

          (iii) Mandatory Prepayments and Mandatory Reductions of Revolving Loan
                ----------------------------------------------------------------
     Commitments. The Loans shall be prepaid and/or the Revolving Loan
     -----------
     Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

               (a) Prepayments and Reductions From Net Asset Sale Proceeds. No
                   -------------------------------------------------------
          later than the first Business Day following the date of receipt by Borrower or any of its Restricted Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale (other than an Asset Sale of the Las Vegas Gaming Facilities or the Tunica Gaming Facilities), Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of the amount of such Net Asset Sale Proceeds; provided, however, that such Net
                                           --------  -------
          Asset Sale Proceeds received by Borrower or any of its Restricted Subsidiaries from any Asset Sales permitted under subsection 7.7(vi) shall be excluded from the requirements of this subsection 2.4B(iii)(a) to the extent such proceeds are reinvested or Borrower has committed to Administrative Agent and the Lenders in writing to reinvest such proceeds in a Related Business within 180 days after receipt of such proceeds; provided further that, if any such Net Asset
                                    -------- -------
          Sale Proceeds are not so reinvested or Borrower has not committed in writing to reinvest such proceeds within such 180 day period, then such proceeds shall be applied to prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of the amount of such Net Asset Sale Proceeds.

               (b) Prepayments and Reductions from Net Insurance/Condemnation
                   ----------------------------------------------------------
          Proceeds. No later than the first Business Day following the date
          --------
          Borrower or any of its Restricted Subsidiaries is required to prepay the Loans in accordance with subsection 6.4C with Net Insurance/Condemnation Proceeds, Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of the amount of such Net Insurance/Condemnation Proceeds required to be applied pursuant to subsection 6.4C.

               (c) Prepayments and Reductions Due to Issuance of Debt
                   --------------------------------------------------
          Securities. On the date of receipt by Borrower or any of its
          ----------
          Restricted Subsidiaries of any Net Debt Proceeds from the issuance of any debt Securities (other than the issuance of Indebtedness permitted under subsections 7.1(i)-(vi), (viii), and (ix)), of Borrower after the Effective Date, Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 75% of such Net Debt Proceeds.

               (d) Calculations of Net Proceeds Amounts; Additional Prepayments
                   ------------------------------------------------------------
          and Reductions Based on Subsequent Calculations. Concurrently with any
          -----------------------------------------------
          prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(c), Borrower shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount (the "Net Proceeds Amount") of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Net Debt Proceeds, as the case may be, that gave rise to such prepayment and/or reduction. If Borrower subsequently determines that the actual Net Proceeds Amount was greater than the amount set forth in such Officer's Certificate, Borrower shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Borrower shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

               (e) Prepayments Due to Reductions or Restrictions of Revolving
                   ----------------------------------------------------------
          Loan Commitments. Borrower shall from time to time prepay the
          ----------------
          Revolving Loans and to the extent that the Revolving Loans have been paid in full, cash collateralize all outstanding Letters of Credit, to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

          (iv) Application of Prepayments.
               --------------------------

               (a) Application of Voluntary Prepayments by Type of Loans and
                   ---------------------------------------------------------
          Order of Maturity. Any voluntary prepayments pursuant to subsection
          -----------------
          2.4B(i) shall be applied as specified by Borrower in the applicable notice of prepayment; provided that if Borrower fails to specify the
                                --------
          Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Revolving Loans to the
                           -----
          full extent thereof, and second to repay the outstanding Term Loans to
                                   ------
          the full extent thereof. Any voluntary prepayments of Term Loans shall be applied to the scheduled installments thereof set forth in inverse order of maturity; provided, however, that Borrower, at its option,
                             --------  -------
          may apply such voluntary prepayments first to reduce the immediately
                                               -----
          succeeding two scheduled installments of principal of the Term Loans, respectively, and second, to the extent of any remaining portion of
                            ------
          such voluntary prepayments, to reduce the scheduled installments of principal of the Term Loans in inverse order of maturity.

               (b) Application of Mandatory Prepayments by Type of Loans. Any
                   -----------------------------------------------------
          amount (the "Applied Amount") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(c) shall be applied first to prepay the Term Loans to the full extent thereof, second, to
          -----                                                      ------
          the extent of any remaining portion of the Applied Amount, to permanently reduce the Revolving Loan Commitments by the amount of such prepayment to an amount not less than the then Total Utilization of Revolving Loan Commitments, third, to the extent of any remaining
                                         -----
          portion of the Applied Amount, to the prepayment of the Revolving
          Loans and the cash collateralization of outstanding Letters of Credit to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment and fourth, to the extent of any remaining portion of the Applied Amount,
          ------
          to further permanently reduce the Revolving Loan Commitments to the full extent thereof.

               (c) Application of Mandatory Prepayments of Term Loans by Order
                   -----------------------------------------------------------
          of Maturity. Any mandatory prepayments of any Term Loans pursuant to
          -----------
          subsection 2.4B(iii) shall be applied to reduce the scheduled installments of principal of such Term Loans set forth in subsection 2.4A in inverse order of maturity.

               (d) Application of Prepayments to Base Rate Loans and LIBOR
                   -------------------------------------------------------
          Loans. Subject to the immediately following sentence, considering each
          -----
          Type of Loan being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to subsection 2.6D. If on any day on which Loans would otherwise be required to be prepaid pursuant to subsection 2.4B(iii), but for the operation of this subsection 2.4B(iv)(d) (each a "Prepayment Date"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of the Loans that consist of Base Rate Loans, and no Event of Default or Potential Event of Default has occurred and is continuing or would occur as a result thereof, then on such Prepayment Date, Borrower may, at its option, deposit Cash into an investment account with Administrative Agent (the "Investment Account") in an amount equal to such excess; provided that (x)
                                                       --------
          Borrower shall grant to Administrative Agent, on behalf of Lenders, a First Priority security interest in such Investment Account and shall execute and deliver such agreements and instruments as Administrative Agent may reasonably request in order to perfect such security interest, and (y) Administrative Agent shall invest such Cash in Cash Equivalents only. If Borrower makes such deposit (a) only the outstanding Base Rate Loans shall be required to be prepaid on such Prepayment Date, and (b) on the last day of each Interest Period in effect after such Prepayment Date, Administrative Agent is irrevocably authorized and directed to apply funds held in the Investment Account (and liquidate investments held in the Investment Account as necessary) to prepay the LIBOR Loans for which the Interest Period is then ending until the aggregate of such prepayments equals the prepayment that would have been required on such Prepayment Date but for the operation of this subsection 2.4(iv)(d). So long as no Event of Default or Potential Event of Default has occurred and is continuing or would occur as a result thereof, at such time as the aggregate prepayments made pursuant to the immediately preceding sentence equals the prepayment that would have been required on such Prepayment Date but for the operation of this subsection 2.4B(iv)(d) (and excluding any amounts which would otherwise have been required to be paid under subsection 2.6D), any amounts remaining in the Investment Account after such prepayments, which amounts are attributable to the deposit made on the applicable Prepayment Date or to net income earned on such deposit, shall be remitted to an account designated by Borrower.

     C. General Provisions Regarding Payments.

          (i) Manner and Time of Payment. All payments by Borrower of principal,
              --------------------------
     interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to

     Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Administrative Agent's Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day. Notwithstanding the foregoing, payments of amounts deposited in the Investment Account pursuant to the proviso to subsection 2.4B(iv)(d) shall be deemed to have been paid by Borrower on the applicable date or dates such amounts are applied to prepay LIBOR Loans. Borrower hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (ii) Application of Payments. Prior to any payments being applied to
               -----------------------
     principal or interest under this Agreement or under the Notes, such payments shall first be applied to any outstanding and payable fees, costs, expenses, indemnities or other Obligations (other than principal or interest due under the Loan Documents) then due and payable. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          (iii) Apportionment of Payments. Aggregate principal and interest
                -------------------------
     payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth in the Register or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees, if any, of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (iv) Payments on Business Days. Whenever any payment to be made
               -------------------------
     hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v) Notation of Payment. Each Lender agrees that before disposing of
              -------------------
     any Note held by it, or any part thereof (other than by granting participations therein), that Lender will use reasonable efforts to make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided, that the failure to make (or any error in the
                    --------
     making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note or result in any liability for such Lender; and provided further, however, that in the event of any inconsistency the Register shall govern (absent manifest error).

     D. Application of Proceeds of Collateral and Payments Under Subsidiary Guaranty.

          (i) Application of Proceeds of Collateral. Upon the occurrence and
              -------------------------------------
     during the continuance of an Event of Default, (a) all payments received on account of the Obligations, whether from the Borrower or any Subsidiary Guarantor or otherwise, shall be applied by Administrative Agent against the Obligations and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document), in each case, in the following order of priority:

               (a) To the payment of all costs and expenses of such sale, collection or other realization, including the reasonable fees and expenses of Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under such Loan Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with such Loan Document, all in accordance with the terms of this Agreement and such Loan Document;

               (b) thereafter, to the extent of any excess of such proceeds, to the payment of all other such Secured Obligations (as such term is defined in the applicable Collateral Document) for the ratable benefit of the holders thereof; and

               (c) thereafter, to the extent of any excess of such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          (ii) Application of Payments Under Subsidiary Guaranty. All payments
               -------------------------------------------------
     received by Administrative Agent under the Subsidiary Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

               (a) To the payment of all costs and expenses of collection or other realization, including the reasonable fees and expenses of Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under the Subsidiary Guaranty and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the Subsidiary Guaranty, all in accordance with the terms of this Agreement and the Subsidiary Guaranty;

               (b) thereafter, to the extent of any excess of such payments, to the payment of all other Guarantied Obligations (as defined in the Subsidiary Guaranty) for the ratable benefit of the holders thereof; and

               (c) thereafter, to the extent of any excess of such payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5  Use of Proceeds.
     ---------------

     A. Term Loans and Revolving Loans. The proceeds of the Term Loans and Revolving Loans made on the Effective Date shall be applied by Borrower to fund the Refinancing and to pay Transaction Costs.

     B. Excess Term Loans, Revolving Loans. (x) The proceeds of any Term Loans made pursuant to subsection 2.1A(iii), and (y) the proceeds of any Revolving Loans made after the Effective Date shall be applied by Borrower for working capital and other general corporate purposes, which may include the making of intercompany loans to any of Borrower's wholly-owned Restricted Subsidiaries, in accordance with subsection 7.1(iii), for their own working capital and general corporate purposes.

     C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  Special Provisions Governing LIBOR Loans.
     ----------------------------------------

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

     A. Determination of Applicable Interest Rate. As soon as practicable after 12:00 Noon (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

     B. Inability to Determine Applicable Interest Rate. If Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans, that by reason of circumstances affecting the market for LIBOR loans adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

     C. Illegality or Impracticability of LIBOR Loans. If on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the market for LIBOR loans or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Loans in accordance with the terms of this Agreement.

     D. Compensation For Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation,
(ii) if any prepayment (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) or other principal payment or prepayment or any conversion of any of its LIBOR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrower, (iv) as a consequence of any other default by Borrower in the repayment of its LIBOR Loans when required by the terms of this Agreement, or (v) as a consequence of becoming a Replaced Lender pursuant to subsection 2.8B.

     E. Booking of LIBOR Loans. Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. Assumptions Concerning Funding of LIBOR Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant LIBOR Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America whether or not its LIBOR Loans had been funded in such manner ; provided, however, that each Lender may fund each of its
                        --------  -------
LIBOR Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. LIBOR Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Borrower may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Borrower.

2.7  Increased Costs; Taxes; Capital Adequacy.
     ----------------------------------------

     A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), if any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Government Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority or quasi-Government Authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Loans that are reflected in the definition of Adjusted LIBOR); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the market for LIBOR loans;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided, however, that Borrower shall
                                          --------  -------
be liable for such additional amounts only if such Lender shall have delivered such written statement to Borrower within 90 days after such Lender shall have made such determination of any such increased costs; and provided further that
                                                         -------- -------
if such Lender delivers such written statement after such 90 day period, then Borrower shall be liable only for such additional amounts arising after delivery to Borrower of such written statement.

     B. Withholding of Taxes.

          (i) Payments to Be Free and Clear. All sums payable by Borrower under
              -----------------------------
     this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) Grossing-up of Payments. If Borrower or any other Person is
               -----------------------
     required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrower to Administrative Agent or any Lender under any of the Loan Documents:

               (a) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it;

               (b) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

               (c) the sum payable by Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Borrower shall deliver to Administrative Agent and the affected Lenders evidence satisfactory to Administrative Agent and the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     provided that no such additional amount shall be required to be paid to any
     --------
     Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

          (iii) Evidence of Exemption from U.S. Withholding Tax.
                -----------------------------------------------

               (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Administrative Agent and to Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Non-US Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a form W-8BEN, and, in the case of a Lender that has certified in writing to Administrative Agent that it is not a "bank" (as defined in Section 881(c)(3)(A) of the Internal Revenue
          Code), a Certificate re: Non-Domestic Bank Status of such Non-US Lender certifying that such Lender is not (i) a "bank" for purposes of
          Section 881(c) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of Borrower, or (iii) a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code) in each case together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

               (b) Each Non-US Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent and to Borrower, on or prior to the Effective Date (in the case of each Non-US Lender listed on the signature pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Non-US Lender), or on such later date when such Non-US Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of the forms or statements required to be provided by such Non-US Lender under subsection 2.7B(iii)(a), properly completed and duly executed by such Non-US Lender, to establish the portion of any such sums paid or payable with respect to which such Non-US Lender acts for its own account that is not subject to United States withholding tax, and (2) two original copies of Internal

          Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Non-US Lender, together with any information, if any, such Non-US Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, to establish that such Non-US Lender is not acting for its own account with respect to a portion of any such sums payable to such Non-US Lender.

               (c) Each Non-US Lender hereby agrees, from time to time after the initial delivery by such Non-US Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect or if, by virtue of a change in law or regulations, such forms are no longer valid evidence of a Person's exemption from withholding tax which is reasonably satisfactory to Borrower, that such Non-US Lender shall promptly (1) deliver to Administrative Agent and to Borrower two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Non-US Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Non-US Lender is not subject to United States withholding tax with respect to payments to such Non-US Lender under the Loan Documents and, if applicable, that such Non-US Lender does not act for its own account with respect to any portion of any such payments, or (2) notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

               (d) Borrower shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii), (1) with respect to any Tax required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender chooses to transmit with an Internal Revenue Services Form W-8IMY pursuant to subsection 2.7B(iii)(b)(2) or (2) if such Non-US Lender shall have failed to satisfy the requirements of clause (a), (b) or
          (c)(1) of this subsection 2.7B(iii); provided that if such Lender
                                               --------
          shall have satisfied the requirements of subsection 2.7B(iii)(a) on the date such Non-US Lender became a Lender, nothing in this subsection 2.7B(iii)(d) shall relieve Borrower of its obligation to pay any amounts pursuant to subsection 2.7B(ii)(c) if, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Non-US Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Non-US Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

     C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8  Obligation of Lenders and Issuing Lenders to Mitigate; Replacement of
     ---------------------------------------------------------------------
     Lender.
     ------

     A. Mitigation. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection
2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not be disadvantageous to such Lender or Issuing Lender or otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8A unless Borrower agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this subsection 2.8A (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

     B. Replacement of Lender. If Borrower receives a notice pursuant to subsection 2.7A, 2.7C or 3.6 or a notice from any applicable Gaming Authority that a Lender is no longer qualified or suitable to make Loans to Borrower under the applicable Gaming Laws (and such Lender is notified by Borrower and Administrative Agent in writing of such disqualification), Borrower shall have the right, if no Potential Event of Default or Event of Default then exists, to replace such Lender (a "Replaced Lender") with one or more Eligible Assignees (collectively, the "Replacement Lender") acceptable to Administrative Agent; provided that (i) at the time of any replacement pursuant to this subsection
--------
2.8B, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to subsection 10.1B (and with all fees payable pursuant to such subsection 10.1B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of all outstanding Loans of the Replaced Lender and (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, and (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing) issued by it to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations (including, without limitation, all such amounts, if any, owing under subsection 2.6D) of Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. All accrued but unpaid interest, commitment fees and letter of credit fees and other amounts payable to the Replaced Lender shall be paid in accordance with the terms set forth in the respective Assignment Agreement. Upon the execution and delivery of the respective Assignment Agreements, the payment of amounts referred to in clauses (i) and (ii) above and delivery to the Replacement Lender of the appropriate Note or Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification and confidentiality provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification and confidentiality provisions shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a Letter of Credit in form and substance, and issued by an issuer, satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender or the cancellation and return of such outstanding Letter of Credit) have been made with respect to such outstanding Letters of Credit.

Section 3. LETTERS OF CREDIT

3.1  Issuance of Letters of Credit and Lenders' Purchase of Participations
     ---------------------------------------------------------------------
     Therein.
     -------

     A. Letters of Credit. In addition to Borrower requesting that Revolving Lenders make Revolving Loans pursuant to subsection 2.1A(ii), Borrower may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Effective

Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit for the account of Borrower for the purposes specified in the definition of Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, any one or more Revolving Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Borrower shall not request that any
                        --------
Revolving Lender issue (and no Revolving Lender shall issue):

          (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

          (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $20,000,000;

          (iii) any Letter of Credit having an expiration date later than the earlier of (a) ten days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit; provided that the immediately preceding clause (b) shall
                       --------
     not prevent any Issuing Lender (but subject to clause (a)) from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided further
                                                              -------- -------
     that such Issuing Lender shall elect not to extend such Letter of Credit if it has knowledge that an Event of Default or Potential Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

          (iv) any Letter of Credit for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code);

          (v) any Letter of Credit denominated in a currency other than Dollars; and

          (vi) any Letter of Credit that is otherwise unacceptable to the Issuing Lender in its reasonable discretion.

     B.   Mechanics of Issuance.

          (i) Notice of Issuance. Whenever Borrower desires the issuance of a
              ------------------
     Letter of Credit, it shall deliver to Administrative Agent a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III
                                                               -----------
     annexed hereto no later than 11:00 A.M. (New York City time) at least three Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit and if CIBC is the Issuing Lender, such Notice of Issuance of Letter of Credit shall attach a current application form from CIBC with respect to the issuance of such Letter of Credit; provided that the Issuing Lender, in its reasonable
                       --------
     discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and provided further that no Letter of Credit
                                       -------- -------
     shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

          Borrower shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit if any of the matters to which Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit.

          (ii) Determination of Issuing Lender. Upon receipt by Administrative
               -------------------------------
     Agent of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, if Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Borrower, and Administrative Agent shall be the Issuing Lender with respect thereto. If Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Borrower, whereupon Borrower may request any other Revolving Lender to issue such Letter of Credit by delivering to such Revolving Lender a copy of the applicable Notice of Issuance of Letter of Credit. Any Revolving Lender so requested to issue such Letter of Credit shall promptly notify Borrower and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Revolving Lender that so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. If all other Revolving Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect.

          (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in
                ----------------------------
     accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

          (iv) Notification to Lenders. Upon the issuance of or amendment to any
               -----------------------
     Letter of Credit, the applicable Issuing Lender shall promptly notify Administrative Agent of such issuance or amendment in writing and such notice shall be accompanied by a copy of such Letter of Credit or amendment. Promptly after receipt of notice of any issuance of a Letter of Credit (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender of the amount of such Revolving Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

     C. Revolving Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount that is or at any time may become available to be drawn thereunder.

3.2  Letter of Credit Fees.
     ---------------------

          Borrower agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

          (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 0.25% per annum of the daily amount available to be drawn under such Letter of Credit, and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the daily amount available to be drawn under such Letter of Credit multiplied by the Applicable LIBOR
                                             ----------
     Margin for Revolving Loans, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each March, June, September and December of each year commencing on the first such date to occur after the Effective Date, and computed on the basis of a 360-day year for the actual number of days elapsed; and

          (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.

3.3  Drawings and Reimbursement of Amounts Paid Under Letters of Credit.
     ------------------------------------------------------------------

     A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

     B. Reimbursement by Borrower of Amounts Paid Under Letters of Credit. If an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Borrower and Administrative Agent, and Borrower shall reimburse such Issuing Lender no later than the next succeeding Business Day (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such honored drawing plus interest, if any, thereon as provided in subsection 3.3D(i) for the period from the date of drawing to the date of reimbursement (including by the making of Revolving Loans) (the "LC Reimbursement Amount"); provided that, anything contained in
                                        --------
this Agreement to the contrary notwithstanding, (i) unless Borrower shall have notified Administrative Agent and such Issuing Lender prior to 12:00 P.M. (New York City time) on the Reimbursement Date such drawing is honored that Borrower intends to reimburse such Issuing Lender for the LC Reimbursement Amount with funds other than the proceeds of Revolving Loans, Borrower shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the LC Reimbursement Amount (and Administrative Agent shall promptly give notice thereof to each Lender by telefacsimile or electronic mail or by telephone promptly confirmed by telefacsimile or electronic mail) and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the LC Reimbursement Amount, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender in an amount equal to the LC Reimbursement Amount; and provided, further that if for any reason proceeds
                             --------  -------
of Revolving Loans are not received by Administrative Agent on the Reimbursement Date in an amount equal to the LC Reimbursement Amount, Borrower shall reimburse Administrative Agent, on demand, in an amount in same day funds equal to the excess of (x) the LC Reimbursement Amount over (y) the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrower shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B. The Issuing Lender may honor or dishonor any drawing in accordance with the terms of the Letter of Credit without regard to any instruction of the Borrower.

     C. Payment by Revolving Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

          (i) Payment by Revolving Lenders. If Borrower shall fail for any
              ----------------------------
     reason to reimburse any Issuing Lender (or Administrative Agent) as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a

     Letter of Credit issued by it, Administrative Agent shall promptly notify each other Revolving Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share of the Revolving Loan Commitment by telefacsimile or by telephone promptly confirmed by telefacsimile. Each Revolving Lender shall make available to Administrative Agent for the account of such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the Administrative Agent's office, not later than 2:00 P.M. (New York City time) on the Business Day notified by Administrative Agent. If any Revolving Lender fails to make available to Administrative Agent for the account of such Issuing Lender on such Business Day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, Administrative Agent and/or such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C if it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

          (ii) Distribution to Revolving Lenders of Reimbursements Received From
               -----------------------------------------------------------------
     Borrower. If Administrative Agent for the account of any Issuing Lender
     --------
     shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, Administrative Agent shall promptly distribute to each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of the Revolving Loan Commitment of all payments subsequently received by Administrative Agent for the account of such Issuing Lender from Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth in the Register or at such other address as such Lender may request.

     D.   Interest on Amounts Paid Under Letters of Credit.

          (i) Payment of Interest by Borrower. Borrower agrees to pay to
              -------------------------------
     Administrative Agent on account of each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date a drawing is honored to but excluding the date such amount is reimbursed by Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to
     (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate that is

     2.00% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day year or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

          (ii) Distribution of Interest Payments by Administrative Agent.
               ---------------------------------------------------------
     Promptly upon receipt by Administrative Agent for the account of any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it,
     (a) Administrative Agent shall distribute to each Revolving Lender, out of the interest received by Administrative Agent in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such honored drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) if such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall pay to Administrative Agent for the account of each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of the Revolving Loan Commitment any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrower. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

3.4  Obligations Absolute.
     --------------------

          The obligation of Borrower to reimburse each Issuing Lender (or Administrative Agent for the account of each Issuing Lender) for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which Borrower or any Revolving Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Loan Document by any party thereto;

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

          (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the
--------
applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5  Indemnification; Nature of Issuing Lenders' Duties.
     --------------------------------------------------

     A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender, Administrative Agent, Lead Arranger and each other Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Person may incur or be subject to as a consequence, direct or indirect, of (i) the issuance or honoring of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it (excluding the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority (all such acts or omissions herein called "Governmental Acts")).

     B. Nature of Issuing Lenders' Duties. As between Borrower and any Issuing Lender, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit.

In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit;
(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Borrower.

          Notwithstanding anything to the contrary contained in this subsection 3.5, Borrower shall retain any and all rights it may have against any Issuing Lender for any liability to the extent arising out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6  Increased Costs and Taxes Relating to Letters of Credit.
     -------------------------------------------------------

          Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), if any Issuing Lender or Revolving Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Government Authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Revolving Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority or quasi-Government Authority (whether or not having the force of law):

          (i) subjects such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Revolving Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

          (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Revolving Lender; or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Revolving Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Borrower shall promptly pay to such Issuing Lender or Revolving Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Revolving Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Revolving Lender shall deliver to Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Revolving Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided, however, that Borrower shall be liable
                              --------  -------
for such additional amounts only if such Revolving Lender shall have delivered such written statement to Borrower within 90 days after such Revolving Lender shall have made such determination of any such increased costs; and provided
                                                                    --------
further that if such Revolving Lender delivers such written statement after such
-------
90 day period, then Borrower shall be liable only for such additional amounts arising after delivery to Borrower of such written statement.

Section 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT

          The obligations of Lenders to make Loans and the Issuing Lenders to issue Letters of Credit hereunder are subject to the prior or concurrent satisfaction of the following conditions.

4.1  Conditions to Term Loans and Revolving Loans.
     --------------------------------------------

          The obligations of Lenders to make the Loans to be made on the Effective Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

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

     A. Corporate Documents. On or before the Effective Date, Borrower shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent for Lenders) the following with respect to Borrower or such Loan Party, as the case may be, each, unless otherwise noted, dated the Effective Date:

          (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar Officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Effective Date;

          (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Effective Date by the secretary or similar Officer of such Person as being in full force and effect without modification or amendment;

          (iii) Signature and incumbency certificates of the Officers of such Person executing the Loan Documents to which it is a party;

          (iv) Executed originals of the Loan Documents to which such Person is a party; and

          (v) Such other documents as Administrative Agent may reasonably request.

     B. No Material Adverse Effect. Since April 29, 2001, no Material Adverse Effect (in the sole opinion of Administrative Agent) shall have occurred.

     C. Corporate and Capital Structure. The organizational structure and capital structure of Borrower and its Subsidiaries shall be as set forth on
Schedule 5.1 annexed hereto.
------------

     D. Management, Etc. The management structure of Borrower and its Subsidiaries shall be as set forth on Schedule 5.1 annexed hereto, and
                                      ------------
Administrative Agent shall have received copies of, and shall be satisfied with the form and substance of, any and all employment contracts with senior management of Borrower and its Subsidiaries.

     E. Intentionally Omitted.

     F. Matters Relating to Existing Indebtedness of Borrower and its Subsidiaries.

          (i) Termination of Existing Indebtedness and Related Liens; Existing
              ----------------------------------------------------------------
     Letters of Credit. Each of the refinanced Indebtedness of Borrower or any
     -----------------
     of its Subsidiaries is identified as "Refinanced Indebtedness" on Schedule
                                                                       --------
     4.1F annexed hereto. On the Effective Date, Borrower and its Subsidiaries
     ----
     shall have (a) repaid in full or otherwise refinanced all of the Refinanced Indebtedness (the aggregate principal amount of which

     Indebtedness shall not exceed $360,000,000), (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Borrower and its Subsidiaries thereunder, and (d) made arrangements satisfactory to Administrative Agent with respect to the cancellation or replacement of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Borrower and its Subsidiaries with respect thereto, or to continue any Existing Letters of Credit.

          (ii) Existing Indebtedness to Remain Outstanding. Administrative Agent
               -------------------------------------------
     shall have received an Officer's Certificate of Borrower stating that, after giving effect to the transactions described in this subsection 4.1F,
     (a) the Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents and the Subordinated Notes) shall consist of approximately $622,000,000 in aggregate principal amount of outstanding Indebtedness and Capital Leases described in Schedule 7.1 annexed hereto and (b) the
                                 ------------
     Consolidated Total Leverage Ratio does not exceed 4.70 to 1.00. The terms and conditions of all such Indebtedness shall be in form and in substance satisfactory to Administrative Agent and Requisite Lenders.

     G. Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. Borrower shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents, and the continued operation of the business conducted by Borrower and its Subsidiaries in substantially the same manner as conducted prior to the Effective Date, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

     H. Effective Date Mortgages; Effective Date Mortgage Policies; Etc. Administrative Agent shall have received from Borrower and each applicable Subsidiary Guarantor:

          (i) Effective Date Mortgages. Fully executed and notarized Mortgages
              ------------------------
     (each an "Effective Date Mortgage" and, collectively, the "Effective Date Mortgages") in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in
     Schedule 4.1H annexed hereto (each an "Effective Date Mortgaged Property"
     -------------
     and, collectively, the "Effective Date Mortgaged Properties");

          (ii) Opinions of Local Counsel. An opinion of counsel (which counsel
               -------------------------
     shall be reasonably satisfactory to Administrative Agent) in each state in which an Effective

     Date Mortgaged Property is located with respect to the enforceability of the form(s) of Effective Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

          (iii) Landlord Consents and Estoppels; Recorded Leasehold Interests.
                -------------------------------------------------------------
     In the case of each Effective Date Mortgaged Property consisting of a Material Leasehold Property, (a) a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Material Leasehold Property is a Recorded Leasehold Interest;

          (iv) Title Insurance. (a) ALTA mortgagee title insurance policy or
               ---------------
     unconditional commitment therefor (the "Effective Date Mortgage Policies") issued by the Title Company with respect to the Effective Date Mortgaged Properties, in an amount not less than the amount designated therein, insuring fee simple title to each Effective Date Mortgaged Property vested in Borrower or the applicable Subsidiary Guarantor and assuring Administrative Agent that the Effective Date Mortgages creates a valid and enforceable First Priority mortgage Lien on the Effective Date Mortgaged Properties, such Effective Date Mortgage Policies (1) shall include the following endorsements to the extent available in the state of where the property is located: comprehensive, mechanics' lien, variable rate, street address, separate tax lot, survey, contiguity, zoning (ALTA 3.1), street access, usury, subdivision map act, revolving credit, tie-in, creditors' rights, doing business, first loss and last dollar and any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that Borrower has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Effective Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate Government Authorities all expenses and premiums of the Title Company in connection with the issuance of the Effective Date Mortgaged Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Effective Date Mortgages in the appropriate real estate records;

          (v) Title Reports. With respect to each Effective Date Mortgaged
              -------------
     Property listed in Part B of Schedule 4.1H annexed hereto, a title report
                                  -------------
     issued by the Title Company with respect thereto, dated not more than 30 days prior to the Effective Date and satisfactory in form and substance to Administrative Agent;

          (vi) Copies of Documents Relating to Title Exceptions. To the extent
               ------------------------------------------------
     not previously delivered, copies of all recorded documents listed as exceptions to title or otherwise referred to in the Effective Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.1H(v);

          (vii) Matters Relating to Flood Hazard Properties. (a) Evidence, which
                -------------------------------------------
     may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Effective Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) if any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

          (viii) Environmental Indemnity. An environmental indemnity agreement
                 -----------------------
     substantially in the form of Exhibit XVIII annexed hereto, satisfactory in
                                  -------------
     form and substance to Administrative Agent and its counsel, with respect to the indemnification of Administrative Agent and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

     I. Security Interests in Personal and Mixed Property. To the extent not otherwise satisfied pursuant to subsection 4.1H, Administrative Agent shall have received evidence satisfactory to it that Borrower and Subsidiary Guarantors have taken or shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses
(iii), (iv) and (v) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create and/or continue in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

          (i) Schedules to Collateral Documents. Delivery to Administrative
              ---------------------------------
     Agent of accurate and complete schedules to all of the applicable Collateral Documents;

          (ii) Stock Certificates and Instruments. To the extent not previously
               ----------------------------------
     delivered to Administrative Agent, delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all certificated equity interests pledged pursuant to the Security Agreement (including Borrower's membership interests in ICBH), and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

          (iii) Lien Searches and UCC Termination Statements. Delivery to
                --------------------------------------------
     Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions, and/or pay-off letters, each in form and substance satisfactory to Administrative Agent, in each case as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

          (iv) UCC Financing Statements and Fixture Filings and Amendments
               -----------------------------------------------------------
     Thereto. To the extent not previously delivered to Administrative Agent,
     -------
     delivery to Administrative Agent of UCC financing statements and/or amendments thereto and, where appropriate, fixture filings and/or amendments thereto, duly executed (if required to be executed) by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect or continue the perfection of the security interests created in such Collateral pursuant to the Collateral Documents;

          (v) PTO Cover Sheets, Etc. To the extent not previously delivered to
              ---------------------
     Administrative Agent, delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or continue, or perfect or continue to perfect, Liens in respect of any IP Collateral;

          (vi) Agreements with Deposit Account Banks. A Deposit Account Control
               -------------------------------------
     Agreement between Administrative Agent and each of the financial institutions with which Borrower or any of its Subsidiaries maintains a Deposit Account with a principal balance in excess of $4,000,000 sufficient to perfect the security interests created in such Collateral pursuant to the Collateral Documents; and

          (vii) Opinions of Local Counsel. Delivery to Administrative Agent of
                -------------------------
     an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of each jurisdiction in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection or continuation of perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.

     J. Ship Mortgages. Administrative Agent shall have received from Borrower and each applicable Subsidiary Guarantor fully executed and notarized Ship Mortgages and/or amendments thereto in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each ship, barge or other vessel listed in Schedule 4.1J annexed hereto, and such other
                          -------------
approvals, opinions or documents in connection with the foregoing as Administrative Agent may reasonably request.

     K. Environmental Reports. Administrative Agent shall have received (i) reports and other information, in form, scope and substance satisfactory to Administrative Agent, regarding environmental matters relating to Borrower and its Subsidiaries and the Effective Date Mortgaged Properties, which reports shall include Phase I environmental site assessments and which reports shall (a) conform to the current version of ASTM Standard Practice for Environmental Site
Assessments: Phase I Environmental Site Assessment Process, E 1527, (b) have been conducted no more than twelve months prior to the Effective Date by one or more environmental consulting firms reasonably satisfactory to Administrative Agent, and (c) include an assessment of asbestos-containing materials at such Effective Date Mortgaged Properties, and (ii) a reliance letter for such reports, duly executed by the environmental consultant preparing such reports, certifying such reports to Administrative Agent, in form and substance satisfactory to Administrative Agent.

     L. Financial Statements. On or before the Effective Date, Administrative Agent shall have received from Borrower (i) audited financial statements of Borrower and its Subsidiaries for Fiscal Year 2001, consisting of a consolidated balance sheet and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such Fiscal Year, and (ii) unaudited financial statements of Borrower and its Subsidiaries as of January 27, 2002, consisting of a consolidated balance sheet and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the nine-month period ending on such date, all in reasonable detail and, with respect to the unaudited financial statements of Borrower and its Subsidiaries, certified by the chief financial officer of Borrower that such statements fairly present the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the period indicated subject to changes resulting from audit and normal year-end adjustments.

     M. Evidence of Insurance. Administrative Agent shall have received a certificate from Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

     N. Opinions of Counsel to Loan Parties. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Allan B. Solomon, general counsel to the Loan Parties, Mayer, Brown, Rowe & Maw, counsel to the Loan Parties, Phelps Dunbar L.L.P., special admiralty, Louisiana and Mississippi counsel for the Loan Parties, Lane & Waterman, Iowa counsel for the Loan Parties, Gallop, Johnson & Neuman, L.C., Missouri counsel for the Loan Parties, and Schreck Brignone Godfrey, Nevada counsel for the Loan Parties, each in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Effective Date and setting forth substantially the matters in the opinions designated in Exhibit VIII annexed hereto and as to such other matters as
              ------------
Administrative Agent acting on behalf of Lenders may reasonably request, and
(ii) evidence satisfactory to Administrative Agent that Loan Parties have requested such counsel to deliver such opinions to Lenders.

     O. Opinions of Administrative Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Effective Date, substantially in the form of Exhibit IX annexed hereto and as to
                                             ----------
such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

     P. Fees. Borrower shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent, Lead Arranger and Lenders, the fees payable on the Effective Date referred to in subsection 2.3.

     Q. Representations and Warranties; Performance of Agreements. Borrower shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Effective Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and Requisite Lenders.

     R. No Litigation. There shall not be pending or, to the knowledge of Borrower, threatened, any Proceeding against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries that has not been disclosed by Borrower in writing pursuant to subsection 5.6 or 6.1(x) prior to the execution of this Agreement, and there shall have occurred no development not so disclosed in any such Proceeding so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, could reasonably be expected to result in a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any Proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

     S. No Disruption of Financial and Capital Markets. There shall have been no material disruption or material adverse change after March 8, 2002 in (i) the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Loan Parties or (ii) the financial or capital markets in which Administrative Agent participates, in each case as determined by Administrative Agent in its sole discretion.

     T. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

     U. Solvency Assurances. On the Effective Date, Administrative Agent and Lenders shall have received an Officer's Certificate of Borrower dated the Effective Date, substantially in the form of Exhibit XI annexed hereto,
                                             ----------
demonstrating that, after giving effect to the consummation of the transactions contemplated by the Loan Documents, each Loan Party and Borrower and its Subsidiaries, on a consolidated basis, will be Solvent.

4.2  Conditions to All Loans.
     -----------------------

          The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

     A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Borrower.

     B. As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing and the application of the proceeds thereof that would constitute an Event of Default or a Potential Event of Default; and

          (iii) No order, judgment or decree of any court, arbitrator or Government Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date.

4.3  Conditions to Letters of Credit.
     -------------------------------

          The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) and any renewal of any Letter of Credit is subject to the following conditions precedent; provided that no such condition shall apply to the Existing Letters of Credit except upon the renewal thereof and the Existing Letters of Credit shall, effective as of the Effective Date, be deemed to be Letters of Credit under this Agreement to the same extent as if initially issued hereunder:

     A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

     B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit (or a facsimile copy thereof), in each case signed by a duly authorized Officer of Borrower, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

     C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

Section 5. BORROWER'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Borrower represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit and the renewal of any Letter of Credit hereunder that the following statements are true, correct and complete:

5.1  Organization, Powers, Qualification, Good Standing, Business and
     ----------------------------------------------------------------
     Subsidiaries.
     ------------

     A. Organization and Powers. Each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation as specified in Schedule 5.1 annexed hereto. Each Loan Party has all requisite
             ------------
corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

     B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect.

     C. Conduct of Business. Borrower and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

     D. Subsidiaries. All of the Subsidiaries of Borrower as of the Effective Date are identified in Schedule 5.1 annexed hereto, as said Schedule 5.1 may be
                       ------------                         ------------
supplemented from time to time pursuant to the provisions of subsection 6.1(xvi). Schedule 5.1 identifies which Subsidiaries of Borrower are Restricted
          ------------
Subsidiaries and Unrestricted Subsidiaries. The Capital Stock of each of the Subsidiaries of Borrower identified in Schedule 5.1 annexed hereto (as so
                                       ------------
supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of Borrower identified in Schedule 5.1 annexed hereto (as so
                                       ------------
supplemented) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect. Schedule 5.1 annexed hereto (as
        ------------
so supplemented) correctly sets forth, as of the Effective Date, the ownership interest of Borrower and each of its Subsidiaries in each of the Subsidiaries of Borrower identified therein. As of the Effective Date, there exists no Indebtedness nor Contingent Obligations of the Unrestricted Subsidiaries owed to Borrower or any of its Restricted Subsidiaries (other than approximately $14,900,000 of Indebtedness owing by IOC Development, LLC to Borrower) or for which Borrower or any of its Restricted Subsidiaries is or may become liable.

5.2  Authorization of Borrowing, etc.
     -------------------------------

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

     B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation or any Gaming Law applicable to Borrower or any of its Subsidiaries, the Organizational Documents of Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Borrower or any of its Subsidiaries (other than any violation of any such law, governmental rule or regulation, or Gaming Law or any such order, judgment or decree, in each case which could not reasonably be expected to result in a Material Adverse Effect or cause any liability to any Lender), (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Subsidiaries (other than any such conflict, breach or default which could not reasonably be expected to result in a Material Adverse Effect), (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries, except for such approvals or consents that will be obtained on or before the Effective Date and disclosed in writing to Lenders.

     C. Governmental Consents; Gaming Authorizations.

          (i) Except for such authorizations, approvals, consents or notices (a) obtained or delivered as of the Effective Date, (b) subsequently required in connection with the addition of any Subsidiary Guarantor pursuant to subsection 6.8, or (c) set forth on Schedule 5.2C annexed hereto, the
                                         -------------
     execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not result in any License Revocation or require any registration with, consent or approval of, or notice to, or other action to, with or by, any Government Authority, including any Gaming Authority. Other than the filings or recordings contemplated by subsection 5.16A, all authorizations, approvals, consents, notices, registrations or filings required to be obtained, delivered, filed or made as of the Effective Date for the execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents have been obtained from or registered or filed with the applicable Government Authorities, including any applicable Gaming Authority.

          (ii) All Gaming Authorizations have been duly obtained and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, except where any such failure to obtain such Gaming Authorizations or any such conflict or restriction could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has received any written notice or other written communications from any Gaming Authority regarding (i) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Gaming Authorizations, or
     (ii) any other limitations on the conduct of business by Borrower or any of its Subsidiaries, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

     D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     E. Valid Issuance of Subordinated Notes. The Subordinated Notes are the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Subordinated Notes are enforceable against the holders thereof and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Indebtedness" included in such provisions. The Subordinated Notes either (a) have been registered or qualified under applicable federal and state securities laws or (b) are exempt therefrom.

     F. Compliance with Laws. Borrower and its Subsidiaries are in compliance with all presently existing applicable statutes, laws, regulations, rules, ordinances and orders of any kind whatsoever (including, without limitation, any zoning and building laws or ordinances, subdivision laws or ordinances, any Environmental Laws or Gaming Laws, or any presently existing rules, regulations or orders of any Government Authority, including any Gaming Authority), and with all present existing covenants and restrictions of record relating to the use and occupancy of any of their respective properties, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

5.3  Financial Condition.
     -------------------

          Borrower has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of Borrower and its Subsidiaries as of April 29, 2001 and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for the Fiscal Year then ended, (ii) the unaudited consolidated balance sheet of Borrower and its Subsidiaries as at January 27, 2002 and the related unaudited consolidated and consolidating statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for the nine months then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither Borrower nor any of its Restricted Subsidiaries has (and will not following the funding of the initial Loans have) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries taken as a whole.

5.4  No Material Adverse Change; No Restricted Junior Payments.
     ---------------------------------------------------------

          Since April 29, 2001, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. During the period from April 29, 2001 through and including the Effective Date, neither Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so, except as permitted by subsection 7.5, and except for the $25,000,000 of Restricted Junior Payments made to purchase Capital Stock of Borrower prior to the Effective Date.

5.5  Title to Properties; Liens; Real Property.
     -----------------------------------------

     A. Title to Properties; Liens. Borrower and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property),
(ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

     B. Real Property. As of the Effective Date, Schedule 5.5 annexed hereto
                                                 ------------
contains a true, accurate and complete list of (i) all Real Property Assets constituting fee properties and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5 annexed hereto, each
                                      ------------
agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and there is no default by any Loan Party thereunder. Borrower does not have knowledge of any default by any other party thereto that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

5.6  Litigation; Adverse Facts.
     -------------------------

     A. Proceedings, Investigations and Violations. There are no Proceedings (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental
Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     B. Land Use Proceedings. As of the Effective Date, there are no pending condemnation, zoning or other land use Proceedings or special assessment Proceedings with respect to the Effective Date Mortgaged Properties or the use thereof, and neither Borrower nor any of its Subsidiaries has received written notice from any Government Authority threatening any such Proceeding. After the Effective Date, there are no pending condemnation, zoning or other land use Proceedings or special assessment Proceedings with respect to the Mortgaged Properties or the use thereof, and neither Borrower nor any of its Subsidiaries has received written notice from any Government Authority threatening any such Proceeding that could reasonably be expected to result in a Material Adverse Effect. No Loan Party has entered into any agreements or commitments with any Government Authority that will be binding on the Mortgaged Properties after the Effective Date and which would (i) materially affect the operations of or the entitlements applicable to such properties, (ii) require the owner of any such property to make improvements to such property or make dedications or off-site improvements for the benefit of adjoining properties, or (iii) make additional expenditures with respect to the operation of the Mortgaged Properties.

5.7  Payment of Taxes.
     ----------------

          Except to the extent permitted by subsection 6.3, all tax returns and reports of Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Borrower knows of no proposed tax assessment against Borrower or any of its

Subsidiaries which has not been paid when due or is not being actively contested by Borrower or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8  Performance of Agreements; Materially Adverse Agreements; Material
     ------------------------------------------------------------------
     Contracts.
     ---------

     A. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     B. Neither Borrower nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions or any provision of any applicable law, rule or regulation that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     C. Schedule 5.8 contains a true, correct and complete list of all of the
        ------------
Material Contracts in effect on the Effective Date. Except as described on
Schedule 5.8, all such Material Contracts are in full force and effect and no
------------
defaults currently exist thereunder, except for defaults that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     D. Neither Borrower nor any of its Subsidiaries has entered into any currently effective contracts for the sale of the Effective Date Mortgaged Properties, nor do there exist any currently effective rights of first refusal or options to purchase such properties, except such contracts, rights of first refusal and options to purchase entered into in accordance with subsection 7.7.

5.9  Governmental Regulation.
     -----------------------

          Except for the Gaming Laws described in Schedule 5.2C annexed hereto,
                                                  -------------
neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation that may limit its ability to incur Indebtedness or that may otherwise render all or any portion of the Obligations unenforceable.

5.10 Securities Activities.
     ---------------------

     A. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Borrower only or of Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 and 7.7 or subject to any restriction contained in any agreement or instrument between Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11 Employee Benefit Plans.
     ----------------------

     A. Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all of their obligations under each Employee Benefit Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

     B. No ERISA Event has occurred or is reasonably expected to occur.

     C. Except to the extent required under Section 4980B of the Internal Revenue Code, or except as set forth in Schedule 5.11 annexed hereto, no
                                        -------------
Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

     D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $5,000,000.

     E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Borrower, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $5,000,000.

5.12 Certain Fees.
     ------------

          Except for fees disclosed to Administrative Agent prior to the Effective Date, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated by the Loan Documents, and Borrower hereby indemnifies Administrative Agent, Lead Arranger and Lenders against, and agrees that it will hold Administrative Agent, Lead Arranger and the Lenders harmless from, any claim, demand or liability for any non-disclosed broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13     Environmental Protection.
         ------------------------

          (i) neither Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law,
     (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or impose any liability on the Lenders, Administrative Agent or Lead Arranger;

          (ii) neither Borrower nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss. 9604) or any comparable state law;

          (iii) there are no and, to Borrower's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or impose any liability on the Lenders, Administrative Agent or Lead Arranger;

          (iv) neither Borrower nor any of its Subsidiaries nor, to Borrower's knowledge, any predecessor of Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Borrower's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and

          (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect or impose any liability on the Lenders, Administrative Agent or Lead Arranger.

          Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to Borrower or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had or could reasonably be expected to result in a Material Adverse Effect, or could reasonably be expected to impose any liability on the Lenders, Administrative Agent or Lead Arranger.

5.14 Employee Matters.
     ----------------

          There are no collective bargaining agreements covering the employees of Borrower and its Subsidiaries except as set forth on Schedule 5.14. There is no strike or work stoppage in existence or threatened involving Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect, and there are no strikes or walkouts in progress, pending, or to Borrower's knowledge, contemplated relating to any labor contracts to which Borrower or any of its Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise, that could reasonably be expected to result in a Material Adverse Effect.

5.15 Solvency.
     --------

          Each Loan Party is and Borrower and its Subsidiaries, taken as a whole, are and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

5.16 Matters Relating to Collateral.
     ------------------------------

     A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1H, 4.1I, 4.1J, 6.8 and
6.9 and the filing of any UCC financing statements and/or amendments and PTO filings and/or amendments delivered to Administrative Agent for filing (but not yet filed) and the recording of any Effective Date Mortgages or Ship Mortgages or amendments to the Mortgages and Ship Mortgages existing prior to the Effective Date delivered to Administrative Agent for recording (but not yet recorded) and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create or to continue in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing or recording of the documents delivered on or before the Effective Date to Administrative Agent for filing or recording (but not yet filed or recorded) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

     B. Governmental Authorizations. No Governmental Authorization or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for such Governmental Authorizations set forth on Schedule 5.2C
                                                               -------------
annexed hereto and filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

     C. Absence of Third-Party Filings. Except (x) such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A, (y) for Permitted Encumbrances, and (z) for Liens that shall be terminated pursuant to UCC termination statements delivered to Administrative Agent for filing (but not yet filed), such Liens to be terminated upon the filing or recording of such UCC termination statements, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

     D. Margin Regulations. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     E. Information Regarding Collateral. All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

     F. Conditions Affecting the Mortgaged Properties. There are no defects, facts or conditions affecting the Mortgaged Properties that would make them unsuitable for the current use of such properties or of any abnormal hazards (including earth movement, slippage or flood damage) affecting the Mortgaged Properties, except for defects, facts or conditions which could not reasonably be expected to result in a Material Adverse Effect.

     G. Permits and Approvals for the Mortgaged Properties. Borrower has obtained, or caused its Subsidiaries to obtain, all Governmental Authorizations, including, without limitation, all liquor licenses, Gaming Authorizations, sewer and water permits, elevator permits, certificates of occupancy, subdivision approvals, environmental approvals, zoning and land use entitlements which are necessary for the current operation of the Mortgaged Properties and the operation of their respective business as currently conducted, and there are no uncured violations thereof, except for Governmental Authorizations where the failure to obtain, and violations thereof, could not reasonably be expected to result in a Material Adverse Effect.

5.17 Disclosure.
     ----------

          No representation or warranty of Borrower or any of its Subsidiaries contained in the Confidential Information Memorandum, in any Loan Document or in any other document, certificate or written statement (taken as a whole) furnished to Lenders by or on behalf of Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may materially differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.18 Mortgage Taxes.
     --------------

          All mortgage, note, transfer, documentary stamp, intangible and other similar taxes and impositions which may be required to be paid in connection with the Loans, the Mortgages and the other Loan Documents have been (or concurrently with the recording of the Mortgages will be) paid in full by Borrower or its Subsidiaries.

Section 6. BORROWER'S AFFIRMATIVE COVENANTS

          Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1  Financial Statements and Other Reports.
     --------------------------------------

          Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Administrative Agent (with copies for each Lender, which copies shall be promptly distributed by Administrative Agent):

          (i) Monthly Financials: as soon as available and in any event within
              ------------------
     35 days after the end of each calendar month ending after the Effective Date, the consolidated statement of income of Borrower and its Subsidiaries and separate statements of income of each Gaming Facility of Borrower and its Subsidiaries, in each case for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail, and, subject to changes resulting from audit and normal year-end adjustments;

          (ii) Quarterly Financials: as soon as available and in any event
               --------------------
     within (x) 50 days after the end of each Fiscal Quarter (other than each fourth Fiscal Quarter), or (y) 95 days after the end of each fourth Fiscal Quarter, (a) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

          (iii) Year-End Financials: as soon as available and in any event
                -------------------
     within 95 days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of a nationally recognized "big 5" accounting firm or other independent certified public accountants of recognized national standing selected by Borrower and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Borrower and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv) Officer's and Compliance Certificates: together with each
               -------------------------------------
     delivery of financial statements of Borrower and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Borrower stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under the signer's supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period, together with a description (including amounts) of all Investments and Consolidated Capital Expenditures made during such period, and with respect to each construction or expansion project of Borrower and its Restricted Subsidiaries, a report setting forth the budgeted and/or projected total cost of such project, the costs incurred to date for such project and the expenditures made to date for such project;

          (v) Reconciliation Statements: if, as a result of any change in
              -------------------------
     accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Borrower and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Borrower and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and
     (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Borrower setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

          (vi) Accountants' Certification: together with each delivery of
               --------------------------
     consolidated financial statements of Borrower and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by
                        --------
     reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

          (vii) Accountants' Reports: promptly upon receipt thereof (unless
                --------------------
     restricted by applicable professional standards), copies of all reports submitted to Borrower by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Borrower and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

          (viii) SEC Filings and Press Releases: promptly upon their becoming
                 ------------------------------
     available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its Security holders or by any Subsidiary of Borrower to its Security holders other than Borrower or another Subsidiary of Borrower, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Borrower or any of its Subsidiaries to the public concerning material developments in the business of Borrower or any of its Subsidiaries;

          (ix) Events of Default, etc.: promptly upon any officer of Borrower
               -----------------------
     obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice to Borrower or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Borrower with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Borrower were required to file such reports under the Exchange Act, (d) of any resignation or dismissal of Borrower's independent accountant, (e) of any Change of Control, (f) of any individual or series of related Asset Sales, issuances of Capital Stock or receipt of Net Insurance/Condemnation Proceeds aggregating in excess of $10,000,000, or (g) of the occurrence of any event or change, that individually or in the aggregate could reasonably expect to have a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

          (x) Litigation or Other Proceedings: (a) promptly upon any officer of
              -------------------------------
     Borrower obtaining knowledge of (X) the institution of, or non-frivolous threat of, any Proceeding against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries not previously disclosed in writing by Borrower to Lenders or (Y) any material development in any Proceeding that, in any case:

               (1) if adversely determined, could reasonably be expected to result in a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings (other than any Proceeding as to which a solvent and unaffiliated insurance company has acknowledged coverage) involving an alleged liability of, or claims against or affecting, Borrower or any of its Subsidiaries equal to or greater than $5,000,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

          (xi) ERISA Events: promptly upon becoming aware of the occurrence of
               ------------
     or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii) ERISA Notices: with reasonable promptness, copies of (a) each
                -------------
     Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (xiii) Financial Plans: as soon as practicable and in any event no
                 ---------------
     later than 30 days following the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next succeeding Fiscal Year (the "Financial Plan" for such Fiscal Years), including (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of Borrower and its Subsidiaries for each such Fiscal Year, (b) forecasted consolidated and consolidating statements of income and cash flows of Borrower and its Subsidiaries for each month of each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as Administrative Agent may reasonably request;

          (xiv) Insurance:
                ---------

               (a) as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage required under this Agreement to be maintained as of the date of such report by Borrower and its Restricted Subsidiaries and all material insurance coverage planned to be maintained by Borrower and its Restricted Subsidiaries in the immediately succeeding Fiscal Year; and

               (b) as soon as practicable after any material change in insurance coverage maintained of Borrower and its Subsidiaries, notice thereof to Administrative Agent specifying the changes and reasons therefor.

          (xv) Board of Directors: with reasonable promptness, written notice of
               ------------------
     any change in the Governing Body of Borrower;

          (xvi) New Subsidiaries: promptly upon any Person becoming a Subsidiary
                ----------------
     of Borrower, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Borrower and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with
                                             ------------
     respect to all Subsidiaries of Borrower (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto
                                                  ------------
     for all purposes of this Agreement);

          (xvii) Material Contracts: promptly, and in any event within ten
                 ------------------
     Business Days after any Material Contract of Borrower or any of its Restricted Subsidiaries is terminated or amended in a manner that is materially adverse to Borrower or such Restricted Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

          (xviii) UCC Search Report: as promptly as practicable (depending on
                  -----------------
     the jurisdiction) after the date of filing of any UCC financing statements pursuant to this Agreement, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statement and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Administrative Agent by or on behalf of Borrower or such Loan Party;

          (xix) Margin Determination Certificate: (a) for the Fiscal Quarter
                --------------------------------
     ending on or about April 28, 2002, within 50 days after such Fiscal Quarter ends, (b) for each Fiscal Quarter thereafter (other than each fourth Fiscal Quarter), as part of the Compliance Certificate delivered pursuant to subdivision (iv) for such Fiscal Quarter within 30 days after such Fiscal Quarter ends, and (c) for each fourth Fiscal Quarter ending after the Effective Date, within 50 days after such fourth Fiscal Quarter ends, a Margin Determination Certificate demonstrating in reasonable detail the calculation of the Consolidated Total Leverage Ratio for the four consecutive Fiscal Quarters ending on the day of the accounting period covered by such financial statements;

          (xx) License Revocation: promptly upon any officer of Borrower
               ------------------
     obtaining knowledge of a License Revocation, written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such License Revocation, and such other information as may be reasonably requested by Administrative Agent;

          (xxi) Revisions or Updates to Schedules: should any of the information
                ---------------------------------
     or disclosures provided on any of the Schedules originally attached to any of the Loan Documents become outdated or incorrect in any material respect, as part of the next Officer's Certificate delivered with the year-end financial statements required pursuant to subsection 6.1(iii), such revisions or updates to such Schedules as may be necessary or appropriate to update or correct such Schedules, provided that no such revisions or
                                          --------
     updates to any Schedules shall be deemed to have amended, modified or superseded such Schedules immediately prior to the submission of such revised or updated Schedules, unless such revisions or updates were made to reflect changes made in accordance with the terms of this Agreement, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedules, unless and until the Requisite Lenders in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedules; and

          (xxii) Other Information: with reasonable promptness, such other
                 -----------------
     information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2  Corporate Existence, etc.
     -------------------------

          Except as permitted under subsection 7.7, Borrower will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business; provided, however, that neither Borrower nor any of its Restricted
              --------  -------
Subsidiaries shall be required to preserve any such right or franchise if the Governing Body of Borrower or such Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrower or such Restricted Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Borrower, such Restricted Subsidiary or Lenders.

6.3  Payment of Taxes and Claims; Tax Consolidation.
     ----------------------------------------------

     A. Borrower will, and will cause each of its Subsidiaries to, pay all Taxes and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided
                                                                      --------
that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

     B. Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrower or any of its Subsidiaries).

6.4  Maintenance of Properties; Insurance.
     ------------------------------------

     A. Maintenance of Properties. Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties (including, without limitation, all Gaming Facilities), other than any Discontinued Assets (other than the Las Vegas Gaming Facilities and the Tunica Gaming Facilities), used or useful in the business of Borrower and its Restricted Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

     B. Insurance. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance to the extent companies of similar size and in similar businesses self-insure), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks and having other terms and conditions as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $10,000,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy. The proceeds of any business interruption and casualty insurance policy wherein the covered loss is equal to or less than $10,000,000 shall be payable directly to Borrower or one or more of its Restricted Subsidiaries, as the case may be, and may be adjusted by Borrower or such Restricted Subsidiary directly with the applicable insurer and the provisions of subsection 6.4C below, shall not be applicable thereto.

     C. Application of Net Insurance/Condemnation Proceeds.

          (i) Business Interruption Insurance. Upon receipt by Borrower or any
              -------------------------------
     of its Restricted Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or no Potential Event of Default shall have occurred and be continuing, Borrower or such Restricted Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Borrower shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B.

          (ii) Net Insurance/Condemnation Proceeds Received by Borrower. Upon
               --------------------------------------------------------
     receipt by Borrower or any of its Restricted Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Borrower shall, or shall cause one or more of its Restricted Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Borrower shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B. If at any time Administrative Agent reasonably determines (A) that Borrower or such Restricted Subsidiary is not proceeding diligently with such repair, restoration or replacement or (B) that such repair, restoration or replacement cannot be completed with the Net Insurance/Condemnation Proceeds received, together with funds otherwise available to Borrower for such purpose, or that such repair, restoration or replacement cannot be completed within 180 days after the receipt by Borrower or such Restricted Subsidiary of such Net Insurance/Condemnation Proceeds (unless during such 180 day period Borrower or such Restricted Subsidiary commences such repair, restoration or replacement and diligently pursues the same to completion), then Administrative Agent shall notify Borrower and Borrower shall apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B.

          (iii) Net Insurance/Condemnation Proceeds Received by Administrative
                --------------------------------------------------------------
     Agent. Upon receipt by Administrative Agent of any Net
     -----
     Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Borrower would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments, Administrative Agent shall, and Borrower hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) to the extent the foregoing clause (a) does not apply, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Borrower, and, if such proceeds are business interruption proceeds constituting Net Insurance/Condemnation Proceeds, Borrower or such Restricted Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, or, if such Net Insurance/Condemnation Proceeds are other than from business interruption insurance, Borrower shall, or shall cause one or more of its Restricted Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received; provided, however, that if at any time
                             --------  -------
     Administrative Agent reasonably determines (A) that Borrower or such Restricted Subsidiary is not proceeding diligently with such repair, restoration or replacement or (B) that such repair, restoration or replacement cannot be completed with the Net Insurance/Condemnation Proceeds then held by Administrative Agent for such purpose, together with funds otherwise available to Borrower for such purpose, or that such repair, restoration or replacement cannot be completed within 180 days after the receipt by Administrative Agent of such Net Insurance/Condemnation Proceeds, Administrative Agent shall, and Borrower hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, unless during such 180 day period Borrower or such Restricted Subsidiary commences such repair, restoration or replacement and diligently pursues the same to completion.

6.5  Inspection Rights.
     -----------------

          Borrower shall, and shall cause each of its Restricted Subsidiaries to, permit any authorized representatives designated by Administrative Agent to visit and inspect any of the properties of Borrower or of any of its Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records (and if a Lender so requests, Administrative Agent shall provide copies of such records in its possession available for such Lender's review), and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Borrower
                                                       --------
may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

6.6  Compliance with Laws, etc.; Maintenance of Gaming and Liquor Licenses.
     ---------------------------------------------------------------------

     A. Compliance with Laws. Borrower shall comply, and shall cause each of its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws and Gaming Laws), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

     B. Maintenance of Licenses. Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain (i) such valid Gaming Authorizations, gaming licenses, registrations and findings of suitability in all jurisdictions as may be necessary to operate each of its Gaming Facility businesses and (ii) all liquor licenses and registrations as may be necessary to sell alcoholic beverages from and in its Gaming Facilities, except in each case, to the extent that any failure to maintain such item, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

6.7  Environmental Review and Investigation, Disclosure, Etc.; Borrower's
     --------------------------------------------------------------------
     Actions Regarding Hazardous Materials Activities, Environmental Claims and
     --------------------------------------------------------------------------
     Violations of Environmental Laws.
     --------------------------------

     A. Environmental Review and Investigation. Borrower agrees that Administrative Agent may, from time to time and in its reasonable discretion,
(i) retain, at Borrower's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Borrower, and (ii) if (a) Administrative Agent reasonably believes that Borrower has breached any representation, warranty or covenant contained in subsection 5.6, 5.13, 6.6, 6.7B or 6.7C in any material respect or that there has been a material violation of Environmental Laws at any Facility or by Borrower or any of its Subsidiaries at any other location or (b) an Event of Default has occurred and is continuing, conduct its own investigation of any Facility; provided that, in the case of any
                                               --------
Facility no longer owned, leased, operated or used by Borrower or any of its Subsidiaries, Borrower shall only be obligated to use all commercially reasonable efforts to obtain permission for Administrative Agent's professional consultant to conduct an investigation of such Facility.

For purposes of conducting such a review and/or investigation, Borrower hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Borrower or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such review and/or investigation of any Facility shall be conducted, unless otherwise agreed to by Borrower and Administrative Agent, upon reasonable notice during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Borrower and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7A will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Borrower with the understanding that Borrower acknowledges and agrees that (x) it will indemnify and hold harmless Administrative Agent, Lead Arranger and each Lender from any costs, losses or liabilities relating to Borrower's use of or reliance on such report, (y) neither Administrative Agent, Lead Arranger nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Borrower, neither Administrative Agent, Lead Arranger nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

     B. Environmental Disclosure. Borrower will deliver to Administrative Agent and Lenders:

          (i) Environmental Audits and Reports. As soon as practicable following
              --------------------------------
     receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, Government Authorities or any other Persons, with respect to significant environmental matters at any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon
               --------------------------------------------------
     the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws,
     (b) any remedial action taken by Borrower or any other Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims resulting in, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and
     (c) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could reasonably be expected to result in individually, or in the aggregate, a Material Adverse Effect.

          (iii) Written Communications Regarding Environmental Claims, Releases,
                ----------------------------------------------------------------
     Etc. As soon as practicable following the sending or receipt thereof by
     ----
     Borrower or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local Government Authority, and (c) any request for information from any Government Authority that suggests such agency is investigating whether Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

          (iv) Notice of Certain Proposed Actions Having Environmental Impact.
               --------------------------------------------------------------
     Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that could reasonably be expected to (1) expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Borrower or any of its Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject Borrower or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

          (v) Other Information. With reasonable promptness, such other
              -----------------
     documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this subsection 6.7.

     C. Borrower's Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.

          (i) Remedial Actions Relating to Hazardous Materials Activities.
              -----------------------------------------------------------
     Borrower shall, in compliance with all applicable Environmental Laws, promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim. If Borrower or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Borrower or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local Government Authorities except when, and only to the extent that, Borrower's or such Subsidiary's liability with respect to such Hazardous Materials Activity is being diligently contested in good faith and by appropriate proceedings by Borrower or such Subsidiary.

          (ii) Actions with Respect to Environmental Claims and Violations of
               --------------------------------------------------------------
     Environmental Laws. Borrower shall promptly take, and shall cause each of
     ------------------
     its Subsidiaries promptly to take, any and all actions necessary to (1) cure any material violation of applicable Environmental Laws by Borrower or its Subsidiaries that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect and (2) make an appropriate response to any Environmental Claim against Borrower or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

6.8  Execution of Subsidiary Guaranty and Personal Property Collateral Documents
     ---------------------------------------------------------------------------
     by Certain Subsidiaries and Future Subsidiaries.
     -----------------------------------------------

     A. Execution of Subsidiary Guaranty and Personal Property Collateral Documents. If any Subsidiary of Borrower existing on the Effective Date that has not previously executed the Subsidiary Guaranty hereafter becomes a domestic Restricted Subsidiary, or if any Person becomes a domestic Restricted Subsidiary after the date hereof, Borrower will (i) promptly notify Administrative Agent of that fact, (ii) cause such Restricted Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and the Security Agreement and (iii) to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.11) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid First Priority Lien on all of the personal and mixed property assets of such Restricted Subsidiary described in the applicable forms of Collateral Documents.

     B. Subsidiary Charter Documents, Legal Opinions, Etc. Borrower shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Restricted Subsidiary's Organizational Documents, together with a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified as a foreign company to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Restricted Subsidiary's Bylaws, if any, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or similar Officer of such Restricted Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Restricted Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the Officers of such Restricted Subsidiary executing such Loan Documents, and (iv) a favorable opinion of counsel to such Restricted Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Restricted Subsidiary, (b) the due authorization, execution and delivery by such Restricted Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Restricted Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

6.9  Conforming Leasehold Interests; Matters Relating to Additional Real
     -------------------------------------------------------------------
     Property Collateral; Additional Ship Mortgages.
     ----------------------------------------------

     A. Conforming Leasehold Interests. If Borrower or any of its Restricted Subsidiaries acquires any Material Leasehold Property, Borrower shall, or shall cause such Restricted Subsidiary to, use commercially reasonable best efforts (without requiring Borrower or such Restricted Subsidiary to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money over and above the reimbursement, if required, of the landlord's out-of-pocket costs, including attorneys fees) to cause such Material Leasehold Property to be a Conforming Leasehold Interest.

     B. Additional Mortgages, Etc. From and after the Effective Date, if (i) Borrower or any Restricted Subsidiary acquires any fee interest in real property or any Material Leasehold Property, or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where Borrower and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent after using commercially reasonable efforts (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "Additional Mortgaged Property"), Borrower or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, all of the items required to be delivered in connection with the Effective Date Mortgages.

     C. Additional Ship Mortgages, Etc. From and after the Effective Date, if
(a) Borrower or any Restricted Subsidiary acquires any ship, barge or other vessel as part of a Gaming Facility or (b) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any interest in a ship, barge or other vessel as part of a Gaming Facility, Borrower or such Restricted Subsidiary shall deliver to Administrative Agent, as soon as practicable after such Person acquires such additional ship, barge or other vessel, either (x) a Ship Mortgage with respect to such acquired ship, barge or other vessel or (y) an assignment of an existing Ship Mortgage, in form and substance satisfactory to Administrative Agent, and such other approvals, opinions or documents in connection with the foregoing as Administrative Agent may reasonably request.

6.10 Deposit Accounts and Cash Management Systems.
     --------------------------------------------

     Borrower shall, and shall cause each of its Restricted Subsidiaries to, use and maintain its Deposit Accounts and cash management systems in a manner reasonably satisfactory to Administrative Agent, and deliver information regarding these Deposit Accounts, including (a) the name and address of the financial institutions maintaining the Deposit Accounts, and (b) the Deposit Account numbers, shall be set forth on Schedule 6.10 annexed hereto. Borrower
                                       -------------
shall not permit any such Deposit Account at any time to have a principal balance in excess of

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

$4,000,000 unless Borrower or such Restricted Subsidiary, as the case may be, has (i) delivered to Administrative Agent a Deposit Account Control Agreement, satisfactory in form and substance to Administrative Agent and executed by the financial institution at which such Deposit Account is maintained, pursuant to which such financial institution confirms and acknowledges Administrative Agent's First Priority security interest in such Deposit Account and waives its rights to set off with respect to amounts in such Deposit Account and (ii) taken all other steps necessary or, in the opinion of Administrative Agent, desirable to ensure that Administrative Agent will have sole dominion and control over such Deposit Account at all times while such agreement is in effect; provided that if Borrower or such Restricted Subsidiary is unable to obtain such agreement from such financial institution Borrower shall, or shall cause such Restricted Subsidiary to, within 30 days after receiving a written request by Administrative Agent to do so, transfer all amounts in the applicable Deposit Account to a Deposit Account maintained at a financial institution from which such Borrower or such Restricted Subsidiary has obtained such an agreement.

6.11 Post-Closing Landlord Consent and Estoppels.
     -------------------------------------------

     To the extent that a Landlord Consent and Estoppel has not been delivered prior to the Effective Date in connection with any Effective Date Mortgages and either (a) a Landlord Consent and Estoppel had previously been delivered for such Effective Date Mortgaged Property pursuant to the Existing Credit Agreement or (b) such Effective Date Mortgaged Property was not previously encumbered in connection with the Existing Credit Agreement, Borrower shall, or shall cause the applicable Restricted Subsidiary to, use its commercially reasonable efforts to cause the applicable landlord(s) to deliver a Landlord Consent and Estoppel on or before the date that is thirty (30) days after the Effective Date (or such longer period, not to exceed sixty (60) days, so long as such Landlord Consent and Estoppel was requested during the 30-day period and Borrower or such Restricted Subsidiary is diligently pursuing such Landlord Consent and Estoppel).

Section 7. BORROWER'S NEGATIVE COVENANTS

          Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 7.

7.1  Indebtedness.
     ------------

          Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Borrower may become and remain liable with respect to the Obligations;

          (ii) Borrower and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any

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

     matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Borrower may become and remain liable with respect to Indebtedness to any of its wholly-owned domestic Restricted Subsidiaries, and any wholly-owned domestic Restricted Subsidiary of Borrower may become and remain liable with respect to Indebtedness to Borrower or any other wholly-owned domestic Restricted Subsidiary of Borrower; provided that (a)
                                                              --------
     all such intercompany Indebtedness shall be evidenced by promissory notes,
     (b) all such intercompany Indebtedness owed by Borrower to any of its domestic Restricted Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and
     (c) any payment by any domestic Restricted Subsidiary of Borrower under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such domestic Restricted Subsidiary to Borrower or to any of its domestic Restricted Subsidiaries for whose benefit such payment is made;

          (iv) Borrower and its Restricted Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1
                                                             ------------
     annexed hereto;

          (v) Borrower and its Restricted Subsidiaries may become and remain liable with respect to unsecured lines of credit with local financial institutions in an aggregate principal amount not to exceed $25,000,000;

          (vi) Borrower may remain liable with respect to Indebtedness evidenced by the Subordinated Notes in an aggregate principal amount not to exceed $590,000,000;

          (vii) Borrower may become and remain liable with respect to other unsecured Subordinated Indebtedness in an aggregate principal amount not to exceed $300,000,000; provided that after giving effect to the incurrence of
                          --------
     such Subordinated Indebtedness and the application of the proceeds thereof, Borrower is in pro forma compliance with subsection 7.6 and no Potential Event of Default or Event of Default has occurred and is continuing or would arise as a result of the incurrence of such Subordinated Indebtedness;

          (viii) Borrower and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness incurred to refinance the then outstanding aggregate principal amount of any Indebtedness permitted under subsection 7.1 (other than Indebtedness with respect to the Obligations); provided that such refinancing Indebtedness (a) shall be in an aggregate
     --------
     principal amount not to exceed the then outstanding aggregate principal amount of such Indebtedness to be so refinanced plus the amount of accrued and unpaid interest thereon (provided, however, that with respect to
                                  --------  -------
     Indebtedness incurred to refinance the then outstanding aggregate principal amount of Indebtedness permitted under subsections 7.1(vi) or 7.1(vii), the aggregate principal amount of such refinancing Indebtedness shall be in an amount equal to the then outstanding aggregate principal amount of such Indebtedness to be so refinanced plus the amount of accrued and unpaid interest thereon); (b) shall have a maturity no earlier and

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

     an average life no shorter than the Indebtedness being so refinanced; and
     (c) shall contain terms and conditions no less favorable to Borrower and Lenders and such other terms and conditions as are satisfactory to Administrative Agent; provided further that to the extent that any
                           -------- -------
     Indebtedness permitted under subsection 7.1 is refinanced pursuant to this subsection 7.1(viii), then the maximum aggregate principal amount of such Indebtedness permitted to be incurred pursuant to the applicable provision of subsection 7.1 shall be reduced by an amount equal to the aggregate principal amount of such permitted refinancing and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness; and

          (ix) Borrower and its Restricted Subsidiaries may become and remain liable with respect to Capital Leases, other Indebtedness and other Contingent Obligations permitted under subsection 7.4(x) in an aggregate principal amount not to exceed $60,000,000 at any time outstanding; provided that the aggregate amount of all such Capital Leases, other Indebtedness and/or other Contingent Obligations secured by Liens shall not exceed $30,000,000 at any time outstanding.

7.2  Liens and Related Matters.
     -------------------------

     A. Prohibition on Liens. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

          (i) Permitted Encumbrances;

          (ii) Liens granted pursuant to the Collateral Documents;

          (iii) Liens constituting a second Ship Mortgage granted in connection with the financing of equipment or other appurtenances on the ship, barge or other vessel so secured by such second Ship Mortgage; provided that
                                                              --------
     prior to granting such second Ship Mortgage, the Person to which is granted such Lien shall have entered into an intercreditor agreement with Administrative Agent and Lenders and executed and delivered such other related agreements and instruments as reasonably requested by Administrative Agent in connection with such intercreditor agreement, in each case in form and substance satisfactory to Administrative Agent;

          (iv) Liens described in Schedule 7.2 annexed hereto; and
                                  ------------

          (v) Liens securing Capital Leases, other Indebtedness and other Contingent Obligations permitted under subsections 7.1(ix) and 7.4(ix).

     B. Equitable Lien in Favor of Lenders. If Borrower or any of its Restricted Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall
            --------
not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted by this Agreement, neither Borrower nor any of its Restricted Subsidiaries shall enter into any agreement (other than the Subordinated Note Indentures and any other agreement evidencing Subordinated Indebtedness and containing similar terms to the Subordinated Note Indentures or prohibiting the creation of Liens securing such Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     D. No Restrictions on Subsidiary Distributions to Borrower or Other Subsidiaries. Except as provided herein or in the Subordinated Note Indentures or in any other agreement evidencing Subordinated Indebtedness and containing similar terms to the Subordinated Note Indentures, Borrower will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on any of such Restricted Subsidiary's Capital Stock owned by Borrower or any other Restricted Subsidiary of Borrower, (ii) repay or prepay any Indebtedness owed by such Restricted Subsidiary to Borrower or any other Restricted Subsidiary of Borrower, (iii) make loans or advances to Borrower or any other Restricted Subsidiary of Borrower, or (iv) otherwise transfer any of its property or assets to Borrower or any other Restricted Subsidiary of Borrower.

7.3  Investments.
     -----------

          Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, Capital Stock of any Person, or any division or line of business of any Person except:

          (i) Borrower and its Restricted Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Borrower and its Restricted Subsidiaries may continue to own the Investments owned by them as of the Effective Date in any Subsidiaries of Borrower and Borrower and its Restricted Subsidiaries may make Investments in new Subsidiaries that are Restricted Subsidiaries; provided that Borrower shall cause each such new Restricted Subsidiary to comply with the requirements of subsections 6.8 and 6.9 in connection with the formation of such new Restricted Subsidiary;

          (iii) Borrower and its Restricted Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iii);

          (iv) Borrower and its Restricted Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

          (v) Borrower and its Restricted Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;
                                                ------------

          (vi) Borrower and its Restricted Subsidiaries may continue to own the Investments owned by them as of the Effective Date in ICBH;

          (vii) Borrower and its Restricted Subsidiaries may make Investments in connection with use of the proceeds from the sale of the Las Vegas Gaming Facilities and the Tunica Gaming Facilities;

          (viii) Borrower and its Restricted Subsidiaries may make and own Investments permitted by subsection 7.7(vii) hereto;

          (ix) Borrower and its Restricted Subsidiaries may make and own other Investments (including, without limitation, Investments in Unrestricted Subsidiaries) in an aggregate amount outstanding not to exceed $50,000,000 (the "Maximum Investments Amount"); provided, however, if the Consolidated Total Leverage Ratio is less than 4:00 to 1:00 as of the last day of any Fiscal Quarter, such Maximum Investments Amount shall be increased to $75,000,000; and

          (x) Borrower and its Restricted Subsidiaries may make Permitted Acquisitions in accordance with subsection 7.7(vii).

7.4  Contingent Obligations.
     ----------------------

          Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Restricted Subsidiaries of Borrower may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

          (ii) Borrower may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

          (iii) Borrower may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements constituting Hedge Agreements, entered into with Lenders for bona fide hedging purposes and not for speculative purposes with respect to Indebtedness in an aggregate notional principal amount not to exceed at any time $300,000,000;

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

          (iv) Borrower and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

          (v) Borrower and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Borrower or any of its Restricted Subsidiaries permitted by subsection 7.1;

          (vi) Borrower and its Restricted Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule
                                                                       --------
     7.4 annexed hereto;
     ---

          (vii) Borrower and its Restricted Subsidiaries may become and remain liable with respect to guaranties of the Indebtedness in respect of the unsecured lines of credit permitted under subsection 7.1(v);

          (viii) Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations arising under their subordinated guaranties of the Subordinated Notes as set forth in the Subordinated Note Indentures;

          (ix) Borrower and its Restricted Subsidiaries may become and remain liable with respect to other Contingent Obligations, Capital Leases permitted under subsection 7.1(ix) and other Indebtedness permitted under subsection 7.1(ix) in an aggregate principal amount not to exceed $60,000,000 at any time outstanding; provided that the aggregate amount of
                                          --------
     all such Capital Leases, other Indebtedness and other Contingent Obligations secured by Liens shall not exceed $30,000,000 at any time outstanding.

7.5  Restricted Junior Payments.
     --------------------------

          Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) Borrower may make
                                           --------
regularly scheduled payments of interest in respect of the Subordinated Notes, in accordance with the terms of and to the extent required by, and subject to the subordination provisions contained in, the Subordinated Note Indentures;
(ii) Borrower may make regularly scheduled payments of interest in respect of any other Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.15B; (iii) Borrower may make a "Change of Control Offer" (as defined in either of the Subordinated
Note Indentures) with respect to the Subordinated Notes; provided, however, that
                                                         --------  -------
prior to making any such "Change of Control Offer", either (x) Borrower shall
(1) repay in full all Obligations (including, without limitation, any unpaid principal, interest, fees, costs and expenses owed by Borrower under this Agreement or any other Loan Document) and terminate all outstanding

Commitments under this Agreement or (2) offer to repay in full all Obligations (including, without limitation, any unpaid principal, interest, fees, costs and expenses owed by Borrower under this Agreement or any other Loan Document) and terminate all outstanding Commitments under this Agreement and to repay such Obligations owed to each Lender which has accepted such offer, or (y) Administrative Agent and Requisite Lenders shall otherwise approve such "Change of Control Offer" with respect to the Subordinated Notes; (iv) Borrower may make Restricted Junior Payments to redeem its Capital Stock, up to an aggregate amount not to exceed $25,000,000 in each Fiscal Year and (v) Borrower or any of its Restricted Subsidiaries may make Restricted Junior Payments to any Loan Party.

7.6  Financial Covenants.
     -------------------

     A. Maximum Consolidated Total Leverage Ratio. Borrower shall not permit the Consolidated Total Leverage Ratio as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

                                       Maximum Consolidated
             Period                    Total Leverage Ratio
4th Fiscal Quarter, Fiscal Year 2002        4.75:1:00

1st Fiscal Quarter, Fiscal Year 2003        4.75:1:00
2nd Fiscal Quarter, Fiscal Year 2003        4.75:1:00
3rd Fiscal Quarter, Fiscal Year 2003        4.75:1:00
4th Fiscal Quarter, Fiscal Year 2003        4.75:1:00

1st Fiscal Quarter, Fiscal Year 2004        4.75:1:00
2nd Fiscal Quarter, Fiscal Year 2004        4.75:1:00
3rd Fiscal Quarter, Fiscal Year 2004        4.50:1:00
4th Fiscal Quarter, Fiscal Year 2004        4.50:1:00

1st Fiscal Quarter, Fiscal Year 2005        4.50:1:00
2nd Fiscal Quarter, Fiscal Year 2005        4.50:1:00
3rd Fiscal Quarter, Fiscal Year 2005        4.50:1:00
4th Fiscal Quarter, Fiscal Year 2005        4.25:1:00

1st Fiscal Quarter, Fiscal Year 2006        4.25:1:00
2nd Fiscal Quarter, Fiscal Year 2006        4.25:1:00
3rd Fiscal Quarter, Fiscal Year 2006        4.25:1:00
4th Fiscal Quarter, Fiscal Year 2006        4.00:1:00
and each Fiscal Quarter thereafter

     B. Maximum Consolidated Senior Leverage Ratio. Borrower shall not permit the Consolidated Senior Leverage Ratio as of the last day of any Fiscal Quarter to exceed 2.25:1:00.

     C. Minimum Fixed Charge Coverage Ratio. Borrower shall not permit the ratio of (i) Consolidated EBITDA less Maintenance Capital Expenditures to (ii)
                           ----
Consolidated Fixed Charges for any four consecutive Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

                                       Minimum Fixed Charge
              Period                    Coverage Ratio

4th Fiscal Quarter, Fiscal Year 2002        1.75:1:00

1st Fiscal Quarter, Fiscal Year 2003        1.75:1:00
2nd Fiscal Quarter, Fiscal Year 2003        1.75:1:00
3rd Fiscal Quarter, Fiscal Year 2003        1.75:1:00
4th Fiscal Quarter, Fiscal Year 2003        1.75:1:00

1st Fiscal Quarter, Fiscal Year 2004        1.75:1:00
2nd Fiscal Quarter, Fiscal Year 2004        1.75:1:00
3rd Fiscal Quarter, Fiscal Year 2004        1.75:1:00
4th Fiscal Quarter, Fiscal Year 2004        2.00:1:00

1st Fiscal Quarter, Fiscal Year 2005        2.00:1:00
2nd Fiscal Quarter, Fiscal Year 2005        2.00:1:00
3rd Fiscal Quarter, Fiscal Year 2005        2.00:1:00
4th Fiscal Quarter, Fiscal Year 2005        2.00:1:00

1st Fiscal Quarter, Fiscal Year 2006        2.00:1:00
2nd Fiscal Quarter, Fiscal Year 2006        2.00:1:00
3rd Fiscal Quarter, Fiscal Year 2006        2.00:1:00
4th Fiscal Quarter, Fiscal Year 2006        2.25:1:00
   and each Fiscal Quarter thereafter

     D. Minimum Consolidated Net Worth. Borrower shall not permit Consolidated Net Worth as of the last day of any given Fiscal Quarter in any given Fiscal Year to be less than the sum of (i) 85% of Consolidated Net Worth as of the last day of the first Fiscal Quarter ending after the Effective Date, plus (ii) 50%
                                                                 ----
of Consolidated Net Income (but excluding net losses) for each Fiscal Quarter following the first Fiscal Quarter ending after the Effective Date, plus (iii)
                                                                    ----
an amount equal to 50% of the net cash proceeds from any sales and issuances of Borrower's equity Securities after the Effective Date.

7.7  Restriction on Fundamental Changes; Asset Sales and Permitted Acquisitions.
     --------------------------------------------------------------------------

          Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, alter the corporate, capital or legal structure of Borrower or any of its Restricted Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

          (i) any Restricted Subsidiary of Borrower may be merged with or into Borrower or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Borrower
                           --------
     or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving Person;

          (ii) Borrower and its Restricted Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8;

          (iii) Borrower and its Restricted Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

          (iv) Borrower and its Restricted Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an
     --------
     amount at least equal to the fair market value thereof;

          (v) Borrower and its Restricted Subsidiaries may make Asset Sales of the Assets Held for Sale or Development; provided that the consideration
                                              --------
     received for such assets shall be in an amount at least equal to the fair market value thereof; and

          (vi) Borrower and its Restricted Subsidiaries may make Asset Sales of assets having an aggregate fair market value not in excess of $40,000,000; provided that (x) the consideration received for such assets shall be in an
     --------
     amount at least equal to the fair market value thereof; (y) the consideration received for such assets shall be in the form of Cash and/or promissory notes, which notes shall be pledged to Administrative Agent pursuant to the applicable Collateral Documents; and (z) the Net Asset Sale Proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a).

          (vii) Borrower and its Restricted Subsidiaries may acquire assets (including Capital Stock and including Capital Stock of Subsidiaries formed in connection with any such acquisition) in transactions constituting Permitted Acquisitions (including the consummation of the Black Hawk Transaction), provided, however, that if the assets acquired in such Permitted Acquisition are acquired for Cash in excess of 4.0 times the consolidated EBITDA (which shall be determined in a manner consistent with the calculation of Consolidated EBITDA hereunder, modified as appropriate for the business of such Person) of such assets, calculated on a trailing twelve month basis, then the amount in excess of 4.0 times the consolidated EBITDA of such assets shall be applied against the Maximum Expansion Capital Expenditures Amount available under subsection 7.8A(iii); provided, however, that with respect to the Black Hawk Transaction, Cash shall be deemed to include the principal amount of any indebtedness assumed in connection therewith, and the consolidated EBITDA for such assets shall be deemed to be the consolidated EBITDA of ICBH as a whole (and for such purposes, any management fees paid by ICBH to Borrower shall be included in consolidated EBITDA), and provided further that Borrower shall, and shall cause its Subsidiaries to, comply with the requirements of subsections 6.8 and 6.9 with respect to each such acquisition that results in a Person becoming a Subsidiary.

7.8  Consolidated Capital Expenditures.
     ---------------------------------

          Borrower shall not, and shall not permit its Restricted Subsidiaries to, make or incur Consolidated Capital Expenditures, except:

     A. Expansion Capital Expenditures. Borrower and its Restricted Subsidiaries
        ------------------------------
may make Expansion Capital Expenditures for:

          (i) Existing Gaming Facilities in an aggregate amount not to exceed $150,000,000, less any amounts used to increase the Maximum Expansion Capital Expenditures Amount in accordance with subsection 7.8A(iii);

          (ii) The upgrade of the slot machines at existing Gaming Facilities in an aggregate amount not to exceed $50,000,000, less any amounts used to increase the Maximum Expansion Capital Expenditures Amount in accordance with subsection 7.8A(iii);

          (iii) Any other purpose, in an aggregate amount not to exceed $50,000,000 in each Fiscal Year (the "Maximum Expansion Capital Expenditures Amount"); provided that: (a) the Maximum Expansion Capital
                            --------
     Expenditures Amount for any Fiscal Year after Fiscal Year 2002 may be increased by an amount equal to the excess, if any, of the Maximum Expansion Capital Expenditures Amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Expansion Capital Expenditures for such previous Fiscal Year, up to a maximum increase of $20,000,000 in any Fiscal Year; and (b) for any Fiscal Year or Fiscal Years after Fiscal Year 2002, Borrower may elect to increase the Maximum Expansion Capital Expenditures Amount for such Fiscal Year or Fiscal Years by an amount (the "Carryover Amount") equal to the sum of 50% of the unused availability in subsections 7.8A(i) and 7.8A(ii) by delivering an Officer's Certificate to Administrative Agent (x) stating that Borrower and its Restricted Subsidiaries have elected not to use the amounts set forth in subsections 7.8A(i) and 7.8A(ii), (y) demonstrating the calculation of the increase to the Maximum Expansion Capital Expenditures Amount for such Fiscal Year or Fiscal Years, such calculation to be reasonably satisfactory to Administrative Agent, and (z) requesting that such increase be added to the Maximum Capital Expenditures Amount for the next succeeding Fiscal Year or Fiscal Years; provided further that
                                                      -------- -------
     after Borrower delivers such Officer's Certificate to Administrative Agent and determines the aggregate increase to the Maximum Expansion Capital Expenditures Amount for such Fiscal Year or Fiscal Years, Borrower may not reallocate, reapply or otherwise use such carryover amount for any of the Expansion Capital Expenditures described in subsection 7.8A(i) or 7.8A(ii); and

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     B. Maintenance Capital Expenditures. Borrower and its Restricted
        --------------------------------
Subsidiaries may make Maintenance Capital Expenditures in an aggregate amount not to exceed $40,000,000 in any Fiscal Year beginning in the Fiscal Year 2002 (the "Maximum Maintenance Capital Expenditures Amount"); provided that the
                                                         --------
Maximum Maintenance Capital Expenditures Amount for any Fiscal Year after Fiscal Year 2002 shall be increased by an amount equal to the excess, if any, of the Maximum Maintenance Capital Expenditures Amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Maintenance Capital Expenditures for such previous Fiscal Year, up to a maximum increase of $10,000,000 in any Fiscal Year.

7.9  Restriction on Leases.
     ---------------------

          Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease (other than the Excluded Leases and intercompany leases between Borrower and its wholly-owned Subsidiaries), unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current Fiscal Year shall not exceed $4,000,000.

7.10 Sales and Lease-Backs.
     ---------------------

          Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Borrower or any of its Restricted Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Borrower or any of its Restricted Subsidiaries) or (ii) which Borrower or any of its Restricted Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrower or any of its Restricted Subsidiaries to any Person (other than Borrower or any of its Restricted Subsidiaries) in connection with such lease; provided that Borrower and its Restricted Subsidiaries may
                 --------
become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Borrower or any of its Restricted Subsidiaries would be permitted to enter into, and remain liable under, such lease under subsection 7.1 (ix), 7.4(x) or 7.9.

7.11 Sale or Discount of Receivables.
     -------------------------------

          Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, sell with recourse, or discount (except discounts with the primary obligor of any accounts receivable) or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.12 Transactions with Shareholders and Affiliates.
     ---------------------------------------------

          Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more

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

of any class of equity Securities of Borrower or with any Affiliate of Borrower or of any such holder, on terms that are less favorable to Borrower or that Restricted Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the
                                                              --------
foregoing restriction shall not apply to (i) any transaction between Borrower and any of its Subsidiary Guarantors or between any of its Subsidiary Guarantors otherwise permitted hereunder or (ii) reasonable and customary fees paid to members of the Governing Bodies of Borrower and its Restricted Subsidiaries.

7.13 Disposal of Subsidiary Stock.
     ----------------------------

          Except for (x) any pledge or encumbrance of the Capital Stock of any of its Restricted Subsidiaries required under this Agreement and the applicable Collateral Documents and (y) any sale of 100% of the Capital Stock of any of its Restricted Subsidiaries in compliance with the provisions of subsection 7.7(i) or 7.7(vi), Borrower shall not:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of any of its Restricted Subsidiaries, except to qualify directors if required by applicable law; or

          (ii) permit any of its Restricted Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of any of its Restricted Subsidiaries (including such Restricted Subsidiary), except to Borrower, another Restricted Subsidiary of Borrower, or to qualify directors if required by applicable law.

7.14 Conduct of Business.
     -------------------

          From and after the Effective Date, Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the Related Businesses.

7.15 Amendments of Documents Relating to Subordinated Indebtedness; Designation
     --------------------------------------------------------------------------
     of "Designated Senior Indebtedness".
     ------------------------------------

     A. Amendments of Documents Relating to Subordinated Indebtedness. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof (including provisions relating to a "Change of Control" or "Repurchase Offer" (as such terms are defined therein) and the related definitions), reduce the amount of permitted indebtedness, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such

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

Subordinated Indebtedness (or a trustee or other representative on their behalf) that would be adverse to Borrower or Lenders.

     B. Designation of "Designated Senior Indebtedness". Borrower shall not designate any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" (as defined in the Subordinated Note Indentures) for purposes of the Subordinated Note Indentures without the prior written consent of Requisite Lenders.

7.16 Fiscal Year.
     -----------

          Borrower shall not change its Fiscal Year-end from the last Sunday in April without the prior written consent of Administrative Agent.

Section 8. EVENTS OF DEFAULT

          If any of the following conditions or events ("Events of Default") shall occur:

8.1  Failure to Make Payments When Due.
     ---------------------------------

          Failure by Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrower to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2  Default in Other Agreements.
     ---------------------------

          (i) Failure of Borrower or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $20,000,000 or more or with an aggregate principal amount of $20,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Borrower or any of its Restricted Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise).

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8.3  Breach of Certain Covenants.
     ---------------------------

          Failure of Borrower to perform or comply with any term or condition contained in subsections 2.5, 6.2 or Section 7 of this Agreement; or

8.4  Breach of Warranty.
     ------------------

          Any representation, warranty, certification or other statement made by Borrower or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Borrower or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5  Other Defaults Under Loan Documents.
     -----------------------------------

          Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after receipt by Borrower and such Loan Party of notice from Administrative Agent or any Lender of such default; or

8.6  Involuntary Bankruptcy; Appointment of Receiver, etc.
     -----------------------------------------------------

          (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrower or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7  Voluntary Bankruptcy; Appointment of Receiver, etc.
     ---------------------------------------------------

          (i) Borrower or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall

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

     consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Borrower or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of Borrower or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8  Judgments and Attachments.
     -------------------------

          Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $10,000,000 or (ii) in the aggregate at any time an amount in excess of $10,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrower or any of its Restricted Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9  Dissolution.
     -----------

          Any order, judgment or decree shall be entered against Borrower or any of its Material Subsidiaries decreeing the dissolution or split up of Borrower or that Material Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10 Employee Benefit Plans.
     ----------------------

          There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or

8.11 Change of Control.
     -----------------

          (i) The occurrence of a Change of Control or (ii) the Borrower makes an offer to purchase or redeem any of the Subordinated Notes upon a Change of Control; or

8.12 Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of
     ----------------------------------------------------------------------
     Obligations.
     -----------

          At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms or as otherwise permitted under this Agreement) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in

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

accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid First Priority Lien in any material Collateral purported to be covered thereby, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

8.13 Loss of Gaming Licenses.
     -----------------------

          The occurrence of a License Revocation by any Gaming Authority in a jurisdiction in which Borrower or any of its Subsidiaries owns or operates a Gaming Facility (other than with respect to Pompano Park) which, individually or in the aggregate, could reasonably be expected to result in reduction of more than 5% of the gross revenues of the Borrower and its Restricted Subsidiaries on a consolidated basis; provided that such License Revocation continues for at
                      --------
least thirty (30) consecutive days;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6, 8.7 or 8.11(ii), each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrower, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Revolving Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that
                                                                --------
the foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i).

          Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

          Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and

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

all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Borrower, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Borrower, and such provisions shall not at any time be construed so as to grant Borrower the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met. Lenders hereby acknowledge that any foreclosure under this Agreement or any other Loan Document of any Gaming Facility, any Persons owning, leasing, operating or using such Gaming Facility or any gaming equipment or alcoholic beverages may be subject to any prior approvals or exemptions required under any applicable Gaming Laws or liquor laws.

Section 9. ADMINISTRATIVE AGENT

9.1  Appointment.
     -----------

     A. Appointment of Administrative Agent. CIBC is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its administrative agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this
Section 9 are solely for the benefit of Administrative Agent and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an administrative agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries.

     B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint (with notice to Borrower) an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

          If Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

          Should any instrument in writing from Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

9.2  Powers and Duties; General Immunity.
     -----------------------------------

     A. Powers; Duties Specified. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B. No Responsibility for Certain Matters. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf

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of Borrower to Administrative Agent or any Lender in connection with the Loan
Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof unless any such liability results from the gross negligence or willful misconduct of Administrative Agent.

     C. Exculpatory Provisions. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

     D. Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may

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

accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3  Representations and Warranties; No Responsibility For Appraisal of
     ------------------------------------------------------------------
     Creditworthiness.
     ----------------

          Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4  Right to Indemnity.
     ------------------

          Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, Lead Arranger and their officers, directors, employees, agents, attorneys, professional advisors and each of them, to the extent that any such Person has not been reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Administrative Agent) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent or such other Person in exercising its powers, rights and remedies or performing its duties of an Administrative Agent or Lead Arranger hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent or Lead Arranger in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such
           --------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's or Lead Arranger's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent or any other such Person for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5  Successor Administrative Agent.
     ------------------------------

          Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrower, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that

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successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

9.6  Collateral Documents and Guaranties.
     -----------------------------------

          Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the administrative agent for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Subsidiary Guaranty; provided that
                                                               --------
Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent
              -------- -------  -------
or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Borrower) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Administrative Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as administrative agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale.

9.7  Co-Syndication Agent and Co-Documentation Agent.
     -----------------------------------------------

          Neither Co-Syndication Agents, Co-Documentation Agents nor any co-agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, neither Co-

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Syndication Agents, Co-Documentation Agents nor any co-agent shall have or be deemed to have any fiduciary relationship with any other Lender. Each such Lender acknowledges that it has not relied, and will not rely, on Co-Syndication Agent, Co-Documentation Agents nor any co-agent in deciding to enter into this Agreement or in taking or not taking action hereunder.

9.8  Administrative Agent May File Proofs of Claim.
     ---------------------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or any of the Subsidiaries of Borrower, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders, Administrative Agent and Lead Arranger (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, Administrative Agent and Lead Arranger and their agents and counsel and all other amounts due Lenders, Administrative Agent and Lead Arranger under subsections 2.3 and 10.2) allowed in such judicial proceeding;

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

          (iii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, if Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under subsections 2.3 and 10.2.

Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10. MISCELLANEOUS

10.1 Assignments and Participations in Loans and Letters of Credit.
     -------------------------------------------------------------

     A. General. Subject to subsections 10.1B and 10.1C, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without
--------
the

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consent of Borrower, require Borrower to file a registration statement with the
Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided,
                                                                  --------
further, that no such sale, assignment, or transfer described in clause (i)
-------
above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); and provided
                                                                      --------
further that no such sale, assignment, transfer or participation of any Letter
-------
of Credit or any Revolving Loan or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender. Such Lender shall remain solely responsible for the performance of such Obligations, and Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     B. Assignments.

          (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of
              --------------------------------
     Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate or Approved Fund affiliated with the assigning Lender or another Lender, with the giving of notice to Borrower and the consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed), or (b) be assigned in an aggregate amount of not less than $1,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the prior written consent of Administrative Agent and, so long as no Potential Event of Default or Event of Default has occurred and is continuing, with the prior written consent of Borrower (which consent of Borrower, if required, and Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing fee of $3,500 and such forms (including an administrative questionnaire if the Eligible Assignee is not a Lender), certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement,
     (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish

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

     its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to
             --------
     the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes, if any, to Administrative Agent for cancellation, and thereupon, if so requested by the assignee in accordance with subsection 2.10, new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of
     Exhibit IV or Exhibit V annexed hereto, as the case may be, with
     ----------    ---------
     appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans, as the case may be, of the assignee and the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

          (ii) Acceptance by Administrative Agent; Recordation in Register. Upon
               -----------------------------------------------------------
     its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent (and, if necessary, Borrower) have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Borrower. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

     C. Participations. Any Lender may, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's
                                          --------
obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a

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participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may
                                 --------
provide that such Lender will not, without the consent of such Participant, agree to any amendment, modification or waiver that affects such Participant if such amendment, modification or waiver requires the unanimous written consent of all Lenders pursuant to subsection 10.6. Subject to subsection 10.1D, Borrower agrees that each Participant shall be entitled to the benefits of subsections 2.6D, 2.7, and 3.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this subsection 10.1C; provided, however,
                                                              --------  -------
that in no event shall Borrower be obligated to make any payment with respect to such subsections which is greater than the amount that Borrower would have paid to the Lender had no such participation been sold, unless the sale of the participation to such Participant is made with Borrower's prior written consent. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection 10.5 as though it were a Lender if any amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default. Each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

A Participant shall not be entitled to receive any greater payment under subsections 2.6D, 2.7 and 3.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent. A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of subsection 2.7 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with subsection 2.7B(iii) as though it were a Lender.

     D.   Pledges and Assignments.

          (i) Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank and; provided that (a) no Lender shall,
                                              --------
     as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment or pledge, and (b) in no event shall any assignee or pledgee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

          (ii) Any Lender that is an Approved Fund may pledge its Notes (and corresponding Loans) to its trustee for the benefit of its investors, provided that any foreclosure or similar action by such trustee or other representative shall be subject to the provisions of subsection 10.1B concerning assignments (including, without limitation, any required consents); and provided further, that no Lender shall, as between Borrower

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

     and such Lender, be relieved of any of its obligations hereunder as a result of any such pledge.

     E. Information. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

     F. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making or purchasing of loans such as the Loans; and (iii) that it will make or purchase its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2 Expenses.
     --------

          Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (i) all the actual and reasonable costs and expenses of Administrative Agent in connection with the preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Borrower (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements;
(iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any environmental audits or reports provided for under this Agreement;
(vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other

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modifications thereto and the transactions contemplated thereby; and (viii)
after the occurrence and during the continuation of an Event of Default and an acceleration of the Obligations, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such acceleration (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings; provided that Borrower shall not be responsible for
                        --------
expenses relating to assignments between Lenders made pursuant to subsection
10.1.

10.3 Indemnity.
     ---------

          In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Administrative Agent, Co-Syndication Agents, Co-Documentation Agents, Lead Arranger and Lenders, and the officers, directors, employees, counsel, agents, representatives, advisors and Affiliates of Administrative Agent, Co-Syndication Agents, Co-Documentation Agents, Lead Arranger and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that
                                                              --------
Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

          As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct or indirect and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender to Borrower or Administrative Agent or Lead Arranger with respect thereto, or (iii) any

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Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.

          To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4 Set-Off; Security Interest in Deposit Accounts.
     ----------------------------------------------

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by Borrower at any time or from time to time, without prior notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits or other amounts held by any Lender for the credit or account of Borrower (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of such Lender to or for the credit or the account of Borrower and each other Loan Party against and on account of the obligations and liabilities of Borrower and each other Loan Party to that Lender (or any Affiliate of such Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder or under any of the other Loan Documents shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Borrower hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

10.5 Ratable Sharing.
     ---------------

          Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender,

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then the Lender receiving such proportionately greater payment shall (i) notify
Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them hereunder; provided that if all or part of such
                               --------
proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise (whether by litigation, demand, settlement or otherwise), those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6 Amendments and Waivers.
     ----------------------

          No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes or of any of the other Loan Documents, and no consent to any departure by Borrower or any other Loan Party herefrom or therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; unless otherwise provided elsewhere in this Agreement; provided that in addition:

          (a) any such amendment, modification, termination, waiver or consent that:

          (i) postpones the date or reduces the amount of any scheduled payment (but not any prepayment) of principal of any of the Loans or of any scheduled payment of any reimbursement for any drawings under the Letters of Credit;

          (ii) postpones the date on which any interest or any fees are payable or reduces the amount of any interest or any fees payable hereunder;

          (iii) changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders";

          (iv) changes in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders;

          (v) releases any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral;

          (vi) releases all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents;

          (vii) changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6; or

          (viii) increases the maximum duration of Interest Periods permitted hereunder.

          shall be effective only if evidenced by the written concurrence of all Lenders.

          In addition,

          (b) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender that is the holder of that Note;

          (c) no amendment, modification, termination or waiver of any provision of subsection 2.1A(i)-2.1A(ii) or of any other provision of this Agreement relating to the Term Loan Commitments or the Revolving Loan Commitments shall increase the Commitments of any Lender over the amount thereof then in effect without the consent of Requisite Lenders and such Lender (it being understood that amendments, modifications or waivers of conditions precedent, representations and warranties, covenants or Events of Default or of a mandatory reduction in the Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender); and

          (d) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement that, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent.

          Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrower, on Borrower.

10.7 Independence of Covenants.
     -------------------------

          All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8 Notices; Effectiveness of Signatures.
     ------------------------------------

     A. Notices. Unless otherwise specifically provided herein, any notice or
        -------
other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective
           --------
until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrower and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and
(ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent. Electronic mail may be used to distribute routine communications, such as financial statements and other information; provided, however, that no signature with respect to any
                   --------  -------
notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail, other than in the Adobe Portable Document Format.

     B. Effectiveness of Signatures. Loan Documents and notices under the Loan
        ---------------------------
Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Administrative Agent, Lead Arranger and Lenders. Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure
                                             --------  -------
to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

10.9 Survival of Representations, Warranties and Agreements.
     ------------------------------------------------------

     A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3, 10.4, 10.17, and 10.18 and the agreements of Lenders set forth in subsections 9.2C, 9.3, 9.4, 10.5 and 10.18 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination or expiration of this Agreement.

10.10 Failure or Indulgence Not Waiver; Remedies Cumulative.
      -----------------------------------------------------

          No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11 Marshalling; Payments Set Aside.
      -------------------------------

          Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause (whether by litigation, demand, settlement or otherwise), then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12 Severability.
      ------------

          In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13 Obligations Several; Independent Nature of Lenders' Rights.
      ----------------------------------------------------------

          The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders or Lenders and Borrower as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14 Headings.
      --------

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15 Applicable Law.
      --------------

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED

AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16 Successors and Assigns.
      ----------------------

          The provisions of this Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of Administrative Agent and Affiliates of Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

10.17 Consent to Jurisdiction and Service of Process.
      ----------------------------------------------

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.18 Waiver of Jury Trial.
      --------------------

          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19 Confidentiality.
      ---------------

          Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified in writing as confidential by Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending practices, it being understood and agreed by Borrower that in any event a Lender may make disclosures (a) to its Affiliates and to its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this subsection 10.19, to (i) any Eligible Assignee of or Participant in, or any
prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of Borrower, (g) with the consent of Borrower, (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this subsection 10.19, or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrower, or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a participant hereunder; provided that, unless specifically prohibited
                                   --------
by applicable law, regulation or court order, each Lender shall notify Borrower of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided,
                                                                    --------
further, that in no event shall any Lender be obligated or required to return
-------
any materials furnished by Borrower or any of its Subsidiaries. Notwithstanding anything contained herein to the contrary, Borrower understands and agrees that Administrative Agent and the institution identified as "Lead Arranger" on the title page to this Agreement may make customary disclosures for advertising and "league table" purposes.

10.20 Lead Arranger, Co-Documentation Agent, and Co-Syndication Agent.
      ---------------------------------------------------------------

          None of the institutions identified as "Lead Arranger," "Co-Documentation Agent" or "Co-Syndication Agent" on the title page to this Agreement shall have any obligations, liabilities or duties under this Agreement other than those applicable to a Lender (but only if such institution is a Lender) as such, and no such institution shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any such institution in deciding to enter into this Agreement or in taking or not taking any action hereunder.

10.21 Counterparts; Effectiveness.
      ---------------------------

          This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.22 Gaming Laws.
      -----------

     A. This Agreement and the other Loan Documents are subject to the Gaming Laws and laws involving the sale, distribution and possession of alcoholic beverages (the "Liquor Laws"). Without limiting the foregoing, each of the Administrative Agent, Lead Arranger, Syndication Agent, Co-Documentation Agents, Lender and Participant acknowledges that (i) it is subject to being called forward by the Gaming Authority or Government Authority enforcing the Liquor Laws (the "Liquor Authorities"), in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Agreement and the other Loan Documents, including with respect to the entry into and ownership and operation of the Facilities, and the possession or control of gaming equipment, alcoholic beverages or a gaming or liquor license, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Government Authorities.

     B. Each of the Administrative Agent, Lead Arranger, Co-Syndication Agents and Co-Documentation Agents and Lenders agrees to cooperate with the Gaming Authority (or be subject to the provisions of subsection 2.8) in connection with the provision of such documents or other information as may be requested by such Gaming Authority or Liquor Authorities relating to the Borrower and its Subsidiaries or to the Loan Documents.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

          BORROWER:

                    ISLE OF CAPRI CASINOS, INC.


                    By:
                        ---------------------------------------
                        Allan B. Solomon
                        Executive Vice President

                    Notice Address:

                         1641 Popps Ferry Road
                         Suite B-1
                         Biloxi, Mississippi 39532
                         Facsimile: (228) 396-2634
                         Attention: Rexford A. Yeisley

          LENDERS:

                    CANADIAN IMPERIAL BANK OF COMMERCE, as
                    Administrative Agent


                    By:
                        ---------------------------------------
                        Dean J. Decker
                        Managing Director
                        CIBC World Markets Corp., AS AGENT

                    Notice Address:

                    CANADIAN IMPERIAL BANK OF COMMERCE
                    425 Lexington Avenue
                    New York, New York  10017
                    Attn.: Agency Services Dept.
                    Facsimile No.: (212) 856-3763

                    With a Copy to:

                    CIBC WORLD MARKETS CORP.
                    10880 Wilshire Boulevard, 17th Floor
                    Los Angeles, California  90024
                    Facsimile No.: (310) 446-3610

                    CIBC INC., as Lender


                    By:
                        ---------------------------------------
                        Dean J. Decker
                        Managing Director
                        CIBC World Markets Corp., AS AGENT

                    Notice Address:

                    CANADIAN IMPERIAL BANK OF COMMERCE
                    425 Lexington Avenue
                    New York, New York  10017
                    Attn.: Agency Services Dept.
                    Facsimile No.: (212) 856-3763

                    With a Copy to:

                    CIBC WORLD MARKETS CORP.
                    10880 Wilshire Boulevard, 17th Floor
                    Los Angeles, California  90024
                    Facsimile No.: (310) 446-3610

                                                               ,
                    -------------------------------------------
                    as a Lender under the Existing Credit Agreement


                    By:
                        --------------------------------------------
                    Name:
                          ------------------------------------------
                    Title:
                          ------------------------------------------

                    DRESDNER BANK AG, NEW YORK AND GRAND
                    CAYMAN BRANCHES, as Co-Syndication Agent and a
                    Lender


                    By:
                        ---------------------------------------
                    Name:
                          -------------------------------------
                    Title:
                           ------------------------------------


                    By:
                        ---------------------------------------
                    Name:
                          -------------------------------------
                    Title:
                           ------------------------------------

                    DEUTSCHE BANK TRUST COMPANY AMERICAS,
                    as Co-Syndication Agent and a Lender


                    By:
                        ---------------------------------------
                    Name:
                          -------------------------------------
                    Title:
                           ------------------------------------

                    CREDIT LYONNAIS LOS ANGELES BRANCH, as
                    Co-Documentation Agent and a Lender


                    By:
                        ---------------------------------------
                    Name:
                          -------------------------------------
                    Title:
                           ------------------------------------

                    WELLS FARGO BANK, N.A., as Co-Documentation
                    Agent and a Lender


                    By:
                        ---------------------------------------
                    Name:
                          -------------------------------------
                    Title:
                           ------------------------------------

                    THE CIT GROUP/EQUIPMENT FINANCING, INC., as Co-Documentation Agent and a Lender


                    By:
                        ---------------------------------------
                    Name:
                          -------------------------------------
                    Title:
                           ------------------------------------